Exhibit 8

Offering Circular dated 16 March 2015

Petropavlovsk 2010 Limited

(incorporated with limited liability in Jersey with registered number 104830)

US$100,000,000

9 per cent Guaranteed Convertible Bonds due 2020

convertible into redeemable preference shares

of Petropavlovsk 2010 Limited which are guaranteed by,

and will be exchangeable immediately upon issuance for, ordinary shares in

Petropavlovsk PLC

(incorporated with limited liability in England and Wales with registered number 04343841)

Issue Price: 100 per cent

Applications have been made for the US$100,000,000 9 per cent Guaranteed Convertible Bonds due 2020 (the Bonds) of Petropavlovsk 2010 Limited (the Issuer) to be admitted to the official list maintained by the Financial Conduct Authority (the Official List) acting in its capacity as the competent authority (the UK Listing Authority) for the purposes of Part VI of the United Kingdom Financial Services and Markets Act 2000, as amended (the FSMA) and to be admitted to trading on the Professional Securities Market of the London Stock Exchange plc (the Professional Securities Market). References in this offering circular (the Offering Circular) to the Bonds being listed (and all related references) shall mean that the Bonds have been admitted to the Official List and have been admitted to trading on the Professional Securities Market. The Professional Securities Market is not a regulated market for the purposes of the Markets in Financial Investments Directive (the Directive 2004/39/EC).

Petropavlovsk PLC (the Guarantor, the Company or Petropavlovsk) has undertaken to apply to have the ordinary shares of £0.01 each in the Guarantor (the Ordinary Shares) issuable upon conversion of the Bonds admitted to the premium listing segment of the Official List and admitted to trading on the regulated market of the London Stock Exchange plc (the Regulated Market). This Offering Circular is to be read in conjunction with all the documents which are incorporated by reference herein (see “Documents Incorporated by Reference”).

Each of the Issuer and the Guarantor accepts responsibility for the information contained in this Offering Circular. The Issuer and the Guarantor confirm that, having taken all reasonable care to ensure that such is the case, the information contained in this Offering Circular is, to the best of their knowledge, in accordance with the facts and contains no omission likely to affect its import.

This Offering Circular (including the information incorporated by reference herein) is not intended to provide the basis of any credit or other evaluation and should not be considered as a recommendation by the Issuer, the Guarantor or Capita Trust Company Limited (the Trustee) that any recipient of this Offering Circular should purchase any of the Bonds. Each investor contemplating purchasing the Bonds should make its own independent investigation of the financial condition and affairs of, and its own appraisal of the creditworthiness of, the Issuer and the Guarantor.

No person is authorised to give any information or to make any representation not contained in this Offering Circular and any information or representation not so contained must not be relied upon as having been authorised by or on behalf of the Issuer or the Guarantor. Neither the delivery of this Offering Circular, nor any sale made in connection herewith, shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer or the Guarantor since the date hereof or the date upon which this Offering Circular has been most recently amended or supplemented, or that there has been no adverse change in the financial position of the Issuer or the Guarantor since the date hereof or the date upon which this Offering Circular has been most recently amended or supplemented, or that the information contained in it or any other information supplied in connection with the Bonds is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

This Offering Circular does not constitute an offer of, or an invitation by or on behalf of the Issuer or the Guarantor to subscribe or purchase, any Bonds, Preference Shares (as defined herein) or Ordinary Shares. The distribution of this Offering Circular and the offering of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession this Offering Circular comes are required by the Issuer and the Guarantor to inform themselves about and to observe any such restrictions.

The Bonds, the guarantee given by the Guarantor pursuant to the Trust Deed to unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Bonds and the due and punctual performance by the Issuer of all of the Issuer’s other obligations in respect of the Bonds (the Guarantee), the guarantee by way of deed poll provided by the Guarantor in respect of the Preference Shares executed and delivered on 18 March 2015 (the Deed Poll), the Preference Shares and the Ordinary Shares have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) (the

Securities Act), or any state securities law, and may not be offered or sold within the US or to US persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Bonds will be in registered form and issued in authorised denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bonds will be represented by a global bond in registered form (the Global Bond), without interest coupons, which will be deposited on or around 18 March 2015 (the Issue Date) with a common depositary for, and registered in the name of a common nominee of, Euroclear Bank SA/NV (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg). The Global Bond will be exchangeable in certain limited circumstances in whole, but not in part, for definitive Bonds in registered form (the Definitive Certificates). See “Summary of Provisions Relating to the Bonds in Global Form”.

The Bonds will not when issued be rated by any credit rating agency. Neither the Issuer nor the Guarantor currently has any intention of applying for a credit rating from any credit rating agency.

This Offering Circular does not constitute, and may not be used for or in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorised or to any person to whom it is unlawful to make such offer or solicitation.

Neither the Trustee nor any Agent has separately verified the information contained in this Offering Circular. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility is accepted by the Trustee as to the accuracy or completeness of the information contained in this Offering Circular or any other information supplied in connection with the Bonds, the Preference Shares or Ordinary Shares. Each person receiving this Offering Circular acknowledges that such person has not relied on the Trustee in connection with its investigation of the accuracy of such information or its investment decision and each person must rely on its own examination of the Issuer and the Guarantor, and the merits and risks involved in investing.

Certain statements contained in this Offering Circular and the information incorporated by reference are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “anticipates”, “intends”, “may”, “will” or “should” or in each case their negative, or other variations or comparable terminology. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Guarantor and its subsidiary undertakings and, where the context requires, its associates (the Group), or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among other things, general economic and business conditions, industry trends, competition, commodity prices, changes in law or regulation, currency fluctuations (including fluctuations in the US Dollar or Rouble), the Group’s ability to recover its reserves or develop new reserves and to implement its expansion plans and achieve cost reductions and efficiency measures, changes in business strategy or development, political and economic uncertainty and other risks – See further in “Risk Factors”. There can be no assurance that the results and events contemplated by the forward-looking statements contained in this Offering Circular will, in fact, occur.

Any forward-looking statements in this Offering Circular reflect the Group’s current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to the Group’s operations and growth strategy. Investors should specifically consider the factors identified in this Offering Circular which could cause results to differ before making an investment decision. These forward-looking statements speak only as at the date of this Offering Circular. The Issuer will not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date of this Offering Circular except as required by law or by any appropriate regulatory authority.

The Jersey Financial Services Commission (the Commission) has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the Bonds by the Issuer and under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of the Preference Shares by the Issuer. The Commission has also given, and has not withdrawn, its consent under Article 1 of the Control of Borrowing (Jersey) Order 1958 to the Guarantor raising monies in Jersey by the issue of the Ordinary Shares and to the circulation in Jersey of this Offering Circular by the Guarantor. The Commission is protected by the Control of Borrowing (Jersey) Law 1947 against liability arising from the discharge of its functions under that law. A copy of this Offering Circular has been delivered to the Jersey registrar of companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, and the registrar has given, and not withdrawn, consent to its circulation. It must be distinctly understood that, in giving these consents, neither the Jersey registrar of companies nor the Commission takes any responsibility for the financial soundness of the Issuer or for the correctness of any statements made, or opinions expressed, with regard to it.

Any individual intending to invest in any investment described in this Offering Circular should consult his or her professional adviser and ensure that he or she fully understands all the risks associated with making such an investment and has sufficient financial resources to sustain any loss that may arise from it. Risk factors in relation to the Group are brought to your attention on pages 6-8 of this Offering Circular.

Each potential investor in the Bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(a)	have sufficient knowledge and experience to make a meaningful evaluation of the Bonds, the merits and risks of investing in the Bonds and the information contained or incorporated by reference in this Offering Circular or any applicable supplement;

(b)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Bonds and the impact such investment will have on its overall investment portfolio;

(c)	understand thoroughly the terms of the Bonds and be familiar with the behaviour of financial markets in which they participate; and

(d)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

It should be remembered that the price of the Bonds and income from them can go down as well as up.

Investors may not reproduce or distribute this Offering Circular, in whole or in part, and investors may not disclose any of the contents of this Offering Circular or use any information herein for any purpose other than considering an investment in the Bonds. Investors agree to the foregoing by accepting delivery of this Offering Circular.

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CONTENTS

OVERVIEW OF THE OFFERING	1
RISK FACTORS	6
PRESENTATION OF INFORMATION	15
DOCUMENTS INCORPORATED BY REFERENCE	17
TERMS AND CONDITIONS OF THE BONDS	21
SUMMARY OF PROVISIONS RELATING TO THE BONDS IN GLOBAL FORM	70
DESCRIPTION OF THE ISSUER	72
DESCRIPTION OF THE GUARANTOR	74
DESCRIPTION OF THE ISSUER’S SHARE CAPITAL AND THE PREFERENCE SHARES	78
DESCRIPTION OF THE DEED POLL	82
DESCRIPTION OF THE ORDINARY SHARES OF THE GUARANTOR	84
USE OF PROCEEDS	85
TAXATION	86
GENERAL INFORMATION	95
GLOSSARY	98

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OVERVIEW OF THE OFFERING

The following overview refers to certain provisions of the Terms and Conditions of the Bonds (Conditions), the Preference Shares, the Ordinary Shares issuable upon conversion of the Bonds and the Trust Deed (as defined herein) and is qualified by the more detailed information contained elsewhere in the Offering Circular. Terms which are defined in “Terms and Conditions of the Bonds” have the same meaning when used in this overview.

Issuer	Petropavlovsk 2010 Limited.

Guarantor	Petropavlovsk PLC.

Bonds	US$100,000,000 9 per cent Guaranteed Convertible Bonds due 2020 of the Issuer, convertible into redeemable preference shares of the Issuer (the Preference Shares) which will be exchanged immediately upon issuance for ordinary shares in the Guarantor.

The Offering	The Bonds will be issued pursuant to the completion of the exchange offer of the US$380,000,000 4 per cent Guaranteed Convertible Bonds due 2015 (ISIN: XS0482875811) (of which US$310,500,000 in principal amount remain outstanding) (the Existing Bonds) of the Issuer, which forms part of the recapitalisation of the Guarantor and its subsidiaries (the Exchange Offer).

Issue Date	18 March 2015.

Issue Price	100 per cent of the principal amount of the Bonds.

Final Maturity Date	Unless previously purchased and cancelled, redeemed or converted, the Bonds will be redeemed on 18 March 2020 (the Final Maturity Date) at their principal amount.

Form and Denomination	The Bonds will be in registered form and issued in authorised denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bonds will be represented by a Global Bond, without interest coupons, which will be deposited on or around the Issue Date with, and registered in the name of a nominee of, a common depositary for Euroclear and Clearstream, Luxembourg. The Global Bond will be exchangeable in certain limited circumstances in whole, but not in part, for Definitive Certificates.

Interest

The Bonds will bear interest from and including the Issue Date at 9 per cent per annum payable quarterly in arrear on 18 March, 18 June, 18 September and 18 December in each year with the first payment on 18 June 2015.

Any non-payment of interest due to the imposition of Sanctions shall not constitute an Event of Default until (and including) the third Interest Payment Date following the Interest Period in which the relevant Sanction was imposed, and any such accrued but unpaid interest shall be capitalised on the interim interest payment date(s) and shall accrue default interest.

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Status of the Bonds	The Bonds constitute senior, unsubordinated, direct, unconditional and (subject to Condition 3) unsecured obligations of the Issuer and rank pari passu without preference among themselves. The obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 3, at all times rank at least equally with all its present and future unsecured, unconditional and unsubordinated obligations.

Yield	The yield will be 9 per cent. The yield is calculated on the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

Guarantee of the Bonds	The Guarantor will pursuant to the Trust Deed unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Bonds and the due and punctual performance by the Issuer of all of the Issuer’s other obligations in respect of the Bonds.

Status of the Guarantee	The Guarantee constitutes a senior, unsubordinated, direct, unconditional and (subject to Condition 3) unsecured obligation of the Guarantor and shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 3 of the Bonds, at all times rank at least equally with all its other present and future unsecured, unconditional and unsubordinated obligations.

Negative Pledge

So long as any Bond remains outstanding, the Issuer and the Guarantor will not, and the Guarantor will not permit any of its Principal Subsidiaries to create or permit to subsist any Security, other than Permitted Security, upon the whole or any part of its undertaking, assets or revenues, present or future, to secure any Relevant Debt or Financial Indebtedness or any guarantee or indemnity in respect of any Relevant Debt or Financial Indebtedness, subject to limited exceptions in relation to Refinancing Indebtedness and Project Finance Indebtedness.

See Condition 3 (“Terms and Conditions of the Bonds –Negative Pledge and Covenants”).

Financial Covenants

None of the Issuer, the Guarantor or their Subsidiaries shall incur any Financial Indebtedness unless the Consolidated Leverage Ratio is 2.5:1 or lower, subject to limited exceptions in relation to Permitted Financial Indebtedness.

See Condition 3 (“Terms and Conditions of the Bonds – Negative Pledge and Covenants”).

Other Covenants

•        The Issuer, the Guarantor and their Principal Subsidiaries will not be permitted to make dividend payments (other than dividend payments to a member of the Group) unless the Consolidated Leverage Ratio does not exceed 2:1;

•        Restrictions on certain Affiliate Transactions unless (i) the Affiliate Transaction is on arm’s length terms; (ii) if such Affiliate Transaction involves an aggregate consideration in excess of US$10 million, the Guarantor shall deliver a Director’s certificate; and (iii) if such Affiliate Transaction involves an aggregate consideration in excess of US$20 million, the Guarantor shall deliver a fairness opinion provided by an Independent Appraiser;

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•        Restrictions on certain asset sales unless consideration received for such asset sales is at least equal to the fair market value of such assets (such Fair Market Value to be tested by an independent appraiser if the book value of such asset exceeds 5 per cent of consolidated total assets, or US$100 million, whichever is greater);

•        The Guarantor shall publicly announce as soon as reasonably practicable following it becoming aware of: (a) any actual or anticipated default under any of the Senior Bank Debt Documents and the amount of time which the Guarantor and/or its subsidiaries have to avoid or remedy such default; and (b) any actual or anticipated new emphasis of matter or qualification in relation to its accounts or the Group’s consolidated accounts, subject to certain conditions. No later than two London business days following such announcement, the Issuer or the Guarantor shall invite all Bondholders to attend a meeting with the Guarantor, to be held no earlier than 5 and no later than 10 London business days following such notice to invite the Bondholders to establish a committee of Bondholders to consult with the Guarantor in relation to the relevant actual or anticipated default and any remedy in respect thereof; and

•       The Senior Bank Debt Documents and any Permitted Financial Indebtedness shall not contain provisions pursuant to which a default would arise solely as a result of the fact that any Sanction has been imposed.

See Condition 3 (“Terms and Conditions of the Bonds – Negative Pledge and Covenants”).

Cross Default	The Bonds will contain a cross acceleration provision, subject to a threshold of US$10,000,000, as further described in Condition 12 (“Terms and Conditions of the Bonds – Events of Default”).

Other Events of Default	For a description of certain other events that will permit the Bonds to become immediately due and payable at their principal amount, together with accrued interest, see “Terms and Conditions of the Bonds – Events of Default”.

Redemption at the Option of the Issuer

The Bonds may be redeemed at the option of the Issuer in whole (but not in part only) at their principal amount together with accrued interest:

(i)          at any time on or after 18 March 2018, if the Aggregate Value for not less than 20 dealing days in any period of 30 consecutive dealing days ending not more than 14 days prior to the giving of the relevant optional redemption notice (the Optional Redemption Notice), exceeds US$1,500; or

(ii)         if, at any time prior to the date the relevant Optional Redemption Notice is given, the right to convert the Bonds into Preference Shares of the Issuer (the Conversion Right) shall have been exercised and/or purchases and/or redemptions effected in respect of 90 per cent or more in principal amount of the Bonds originally issued.

See Condition 9(b) (“Terms and Conditions of the Bonds –

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Redemption and Purchase – Redemption at the Option of the Issuer”).

Redemption at the Option of the Bondholders

The Issuer will, at the option of the holder of any Bond, redeem such Bond at 101 per cent of its principal amount together with interest accrued at the date fixed for redemption following the occurrence of a change of control.

See Condition 9(d) (“Terms and Conditions of the Bonds – Redemption and Purchase – Redemption at the Option of the Bondholders”).

Taxation	Payments in respect of the Bonds will be made without any withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by or within Jersey, the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. Neither the Issuer nor the Guarantor shall be required to pay any additional or further amounts in respect of such deduction or withholding.

Conversion Right	Unless previously redeemed or purchased and cancelled, each Bond will be convertible, at the option of the holder, into Preference Shares of the Issuer during the Conversion Period and all such Preference Shares shall be exchanged immediately as described below. Each US$1,000 principal amount of a Bond is convertible into one Preference Share having a paid-up value of US$1,000 per Preference Share. The Issuer shall procure that such Preference Share is exchanged immediately, pursuant to the articles of association of the Issuer (the Articles of the Issuer) and the terms of the Deed Poll and as contemplated by the Conditions, for Ordinary Shares credited as fully paid. The number of Ordinary Shares to be issued will be determined by dividing the paid-up value (the Paid-up Value) in respect of the relevant Preference Shares (converted into Sterling at the fixed rate of £1= US$1.5171 (the Fixed Exchange Rate)) issued on conversion of the Bonds by the Exchange Price in effect on the relevant Conversion Date. See Condition 8(a) (“Terms and Conditions of the Bonds – Conversion and Exchange – Conversion Period and Exchange Price”).

Conversion Period

Conversion Rights may be exercised during the period from 28 April 2015 and ending on and including the earliest to occur of:

•        the close of business on the sixth business day prior to the Final Maturity Date;

•        if the Bonds shall have been called for redemption by the Issuer before the Final Maturity Date, the close of business on the sixth business day before the date fixed for redemption; or

•        if a Bondholder has given notice requiring its redemption in accordance with the Conditions, the close of business on the day prior to giving such notice; and

•        the giving of notice of an Event of Default by the Trustee (the Conversion Period).

Exchange Price	£0.0826 per Ordinary Share.

Exchange Price upon Change of Control	In the event of a change of control constituting a Relevant Event, the Exchange Price will be adjusted downwards for a specified period as described in the Articles of the Issuer.

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Ordinary Shares	Any Ordinary Shares to be delivered following conversion and delivery of the Preference Shares to the Guarantor will be delivered credited as fully paid, having, on the date hereof, a nominal value of £0.01 each and will rank pari passu in all respects with all fully paid Ordinary Shares in issue on the relevant Conversion Date.

Preference Shares	Preference Shares of the Issuer will be issued upon conversion of the Bonds with a Paid-up Value of US$1,000 in respect of each US$1,000 principal amount of Bonds converted.

Cash Settlement	The Guarantor shall have the option to elect to pay the Cash Value in lieu of delivering the Ordinary Shares following the exercise of the Conversion Right.

Further Issues	The Issuer may from time to time, without the consent of the holders of the Bonds (the Bondholders), create and issue further debt securities either having the same terms and conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) so that such further issue shall be consolidated and form a single series with the Bonds or upon such terms as the Issuer may determine at the time of their issue. See Condition 20 (“Terms and Conditions of the Bonds – Further Issues”).

Use of Proceeds	The Bonds are being issued pursuant to the completion of the Exchange Offer. Accordingly, the Issuer does not expect to receive any proceeds from the offering of the Bonds.

Trustee	Capita Trust Company Limited.

Principal Paying, Transfer, Conversion and Exchange Agent	Deutsche Bank AG, London Branch.

Registrar	Deutsche Bank Luxembourg SA.

Governing Law	The Bonds, the Trust Deed and the Deed Poll will be governed by, and shall be construed in accordance with, English law.

Listing and Trading	Applications have been made for the Bonds to be admitted to the Official List and to trading on the Professional Securities Market of the London Stock Exchange. The Guarantor has undertaken to apply to have the Ordinary Shares issuable upon conversion of the Bonds admitted to listing on the premium segment listing of the Official List and admitted to trading on the Regulated Market of the London Stock Exchange. The Preference Shares will not be listed on any exchange.

Rating	The Bonds will not when issued be rated by any credit rating agency. Neither the Issuer nor the Guarantor currently has any intention of applying for a credit rating from any credit rating agency.

Clearing

The Bonds have each been accepted for clearing by Euroclear and Clearstream, Luxembourg. The Bonds have the following Common Code and International Securities Identification Number:

ISIN: XS1201840326

Common Code: 120184032.

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RISK FACTORS

Prospective investors should consider carefully the risks set forth below and the other information contained in this Offering Circular prior to making any investment decision with respect to the Bonds. Each of the risks highlighted below could have a material adverse effect on the business, operations, financial condition or prospects of the Issuer and the Guarantor, which, in turn, could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Bonds. In addition, each of the risks highlighted below could adversely affect the trading price of the Bonds or the Ordinary Shares or the rights of investors under the Bonds or the Ordinary Shares and, as a result, investors could lose some or all of their investment.

Prospective investors should note that the risks described below are not the only risks the Issuer and the Guarantor face. Each of the Issuer and the Guarantor has described only those risks relating to its operations that it considers to be material. There may be additional risks that they currently consider not to be material or of which they are not currently aware, and any of these risks could have the effects set forth above.

Prospective investors should read the entire Offering Circular together with the documents incorporated by reference. Words and expressions defined in the “Terms and Conditions of the Bonds” below or elsewhere in this Offering Circular have the same meanings in this section.

Risks Relating to the Group

For further information in relation to the risks relating to the Group, see “Risk Factors – Risks Relating to the Group” of the Rights Issue Prospectus (as defined below), which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular (but excluding the risk factor under “Risk Factors – Risks Relating to the Group - Currently, the Company is of the opinion that the Group, including the IRC Group, does not, and will not even following completion of the Refinancing, have sufficient working capital for its present requirements, that is for at least the next 12 months following the date of this Prospectus, and, if a downside scenario considered by the Directors in reaching that opinion were to occur and the Group and/or the IRC Group were unable to enhance their respective cash resources by other means and/or the Directors were unable to implement certain mitigating actions, it is likely that the Company would be forced into an insolvency process” which is replaced in its entirety by the risk factor set out below under “Insufficient working capital”).

Insufficient working capital

The Guarantor is of the opinion that the Group, including the IRC Group does not, and will not even following completion of the Refinancing, have sufficient working capital for its present requirements, that is for at least the next 12 months following the date of this Offering Circular. In order to make the foregoing working capital statement, the Directors of the Guarantor have assessed whether there is sufficient margin or headroom to cover a downside scenario. This includes reasonable and adverse eventualities as well as the effect of potential mitigating actions that are available under this scenario. The working capital assessment, under this downside scenario, includes the forecast working capital position of the Group, following completion of the Refinancing, as well as the forecast working capital position of the IRC Group, given that the Group is a guarantor of the ICBC Facility Agreement. If there were to be an event of default in relation to the ICBC Facility, the Guarantor may become liable to repay all outstanding amounts pursuant to the ICBC Guarantee.

In order to meet its future working capital requirements, including contractual payments due to Senior Lenders and any outstanding amounts under the ICBC Guarantee, the Group is dependent on its existing cash resources and revenues from its ongoing production activities. Similarly, the IRC Group is dependent on its existing cash resources and revenues from its ongoing production activities. Based on the working capital assessment, following completion of the Refinancing, the Group is expected to have a cash surplus of approximately US$24 million by the end of December 2015. The IRC Group, however, is expected to have a shortfall of approximately US$30 million by the end of December 2015, and this amount is therefore included in the working capital assessment of the Group due to the ICBC Guarantee. In total therefore, the Group, including the IRC Group, following completion of the Refinancing, is expected to have a cash shortfall of US$6 million by the end of December 2015. If the

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Group and/or the IRC Group were unable to enhance their cash resources by other means, then the Directors of the Guarantor would expect the Group, including the IRC Group, to require additional working capital by the third quarter of 2015.

By the end of June 2016, the Group, including the IRC Group is expected to have a combined cash shortfall of US$49 million. This is made up of a surplus for the Group of US$1 million and a shortfall for the IRC Group of US$50 million.

The forecast working capital shortfall of the Group may be reduced should, for example:

•	gold production be achieved consistent with the Group’s guidance of 680,000oz-700,000oz for 2015; or

•	gold sales be realised at a price above US$1,050/oz; or the Rouble/US Dollar exchange rate be maintained above 42 Roubles per US Dollar, given a significant percentage of the Group’s costs is denominated in Roubles.

The occurrence of some of the above could generate additional cash in excess of the shortfalls of the Group, including the IRC Group, identified above.

The forecast working capital shortfall of the IRC Group may be reduced should, for example:

•	completion of the General Nice Subscription and/or Minmetals Cheerglory Subscriptions occur;

•	commissioning at K&S be completed by the second quarter of 2015, with full-scale production capacity achieved by the third quarter of 2015;

•	iron ore production be achieved consistent with IRC’s guidance of 1.7 million tonnes of concentrate for 2015;

•	iron ore sales be realised at prices above the assumed discount; or

•	the Rouble/US Dollar exchange rate be maintained above 42 Roubles per US Dollar, given a significant percentage of the IRC Group’s costs are denominated in Roubles.

The occurrence of some of the above could generate cumulative cash in excess of the shortfalls of the IRC Group identified above.

Whilst the Directors of the Guarantor believe that one or more of the events set out above could occur, if these events do not occur, then the Directors of the Guarantor would consider undertaking some, or all, of the following mitigating actions:

•	seeking approval from the Group’s Senior Lenders (including potentially ICBC) for the contractual repayments falling due before June 2016 to be postponed;

•	the Group has contractual repayments to Senior Lenders totalling US$98 million which are due during the period to the end of December 2015 and a further US$105 million to the end of June 2016;

•	the IRC Group has contractual repayments to ICBC totalling US$43 million which are due during the period to the end of December 2015 and a further US$21 million to the end of June 2016

•	seeking additional sources of cost-effective financing including, for example, gold prepayment financing and implementing potential asset sales, including some or all of the Guarantor’s shareholding in IRC; and/or,

•	seeking further capital injections from Shareholders or other investors.

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If the Directors of the Guarantor were, in such circumstances, unable to implement any of the mitigating actions set out above, it is likely that the Guarantor would be forced into an insolvency process (be that administration or liquidation).

Unless otherwise defined in this Offering Circular, capitalised terms used in this risk factor are defined in Part 14 “Definitions” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular.

Risks Relating to Russian and Operating in Russia

For further information in relation to the risks relating to Russia and operating in Russia, see “Risk Factors – Risks Relating to Russia and Operating in Russia” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Risks Relating to the Mining Industry

For further information in relation to the risks relating to the mining industry, see “Risk Factors –Risks Relating to the Mining Industry” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Risks Relating to the Exchange Offer

After completion of the offer to exchange any or all of the bonds held partly for the Bonds and partly for cash, the Group will continue to have substantial levels of indebtedness, which may be effectively subordinated and this could adversely affect the financial health of the Group and inhibit its ability to generate sufficient cash to satisfy outstanding and future debt obligations

After completion of the recapitalisation of the Group pursuant to the Exchange Offer and a rights issue offer by the Guarantor, the Group will continue to have substantial levels of indebtedness, and may incur substantial additional indebtedness in the future, subject to certain limitations. These could adversely affect the financial health of the Group and inhibit its ability to generate sufficient cash to satisfy outstanding and future debt obligations. Such new indebtedness could be secured, subject again to certain limitations, and would effectively be senior to the Bonds and the Guarantee as to the asset securing such indebtedness. As the Issuer and the Guarantor depend upon payments from the Group to make payments on the Bonds, such additional indebtedness incurred by other members of the Group would also be structurally senior to the Bonds and the Guarantee. Such substantial consolidated indebtedness of the Group could:

•	limit its ability to satisfy its obligations under the Bonds and other indebtedness, including its ability to redeem the Bonds at maturity or otherwise when due and payable;

•	increase its vulnerability to adverse general economic and industry conditions;

•	require it to dedicate a substantial portion of its cash flow from operations to servicing and repaying its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit its flexibility in planning for or reacting to changes in its businesses and the industry in which it operates;

•	place the Group at a competitive disadvantage compared to its competitors that have less indebtedness;

•	limit, along with the financial and other restrictive covenants of its indebtedness, among other things, its ability to borrow additional funds;

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•	increase the cost of any additional financing; and

•	significantly restrict the ability of the Group to raise additional financing in the future on terms acceptable to the Group, or at all.

The ability of the Group to generate sufficient cash to satisfy its outstanding and future debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Group may not be able to generate sufficient cash flow to meet its debt obligations. If the Group is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditure, selling assets, restructuring or refinancing its indebtedness or seeking equity capital. These strategies may not be instituted on satisfactory terms, if at all. There can be no assurance that the Group will be able to refinance or repay any of its indebtedness in the future on commercially reasonable terms, or at all. If the Group is unable to repay or refinance any such indebtedness, the Group will be in payment default, as a result of which the Group’s creditors could declare all of the Group’s indebtedness to be due and payable and the Group could be forced into bankruptcy or liquidation, or required to substantially restructure or alter its operations or financing. These events, either singly or in aggregate, could have a material adverse effect on the Group’s business, financial condition, cash flows and results of operations.

The terms and conditions of the Bonds and loan documentation of the Guarantor and its subsidiaries (the Subsidiaries) could adversely affect the Group’s business, financial condition, cash flows and results of operations.

The Guarantor and its Subsidiaries have entered into agreements with certain banks for borrowings. Some of these agreements contain restrictive covenants such as the requirement to obtain creditor consent for, among other things, issuing new securities, incurring further indebtedness, transferring any controlling interest, changing its management, undertaking new projects, launching new ventures, certain acquisitions and disposals of assets, declaring dividends or incurring capital expenditure beyond certain limits. The terms and conditions for some of these borrowings also contain covenants which limit the ability of the Guarantor to make any change in its capital structure, make investments, undertake borrowing or lending (including any intra group lending), effect any scheme of amalgamation or restructuring and/or enlarge or diversify its scope of business. In addition, the terms and conditions for certain of these borrowings contain financial covenants which require the Guarantor to maintain, among other things, a specified minimum net worth-to-debt ratio and debt service cover ratio.

There can be no assurance that the Group will be able to comply with these financial or other covenants or that it will be able to obtain the creditor consents necessary to take the actions it believes are necessary to operate and grow its business.

The use of borrowings also presents certain additional risks for the Guarantor and its Subsidiaries as the Guarantor and its Subsidiaries may be unable to service interest payments and principal repayments or comply with other requirements of any loans, rendering borrowings immediately repayable in whole or in part, together with any attendant cost. A default under one financing document may also trigger cross-defaults under other financing documents including in relation to the Bonds. An event of default under any financing document, if not cured or waived, could result in the acceleration of all or part of the Group’s financial indebtedness and the enforcement by the Group’s creditors of any security interests created by it in connection with such financing. It could also have a material adverse effect on the reputation and prospects of the Group.

Risks Relating to the Issuer

The Issuer is a special purpose financing entity with no business operations other than the issuance of bonds and preference shares, the lending of the proceeds to other Group companies and the entry into certain ancillary arrangements. The Issuer’s only material assets will be the obligation of one or more other Group companies to repay such loan. Therefore, the Issuer is subject to the material risks to which the Group is subject, to the extent that such risks could limit the ability of the Group’s companies to satisfy in full and on a timely basis their obligations under such loans. For a description of these risks, see “Risk Factors – Risks Relating to the Group” of the Rights Issue Prospectus, which

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has been incorporated by reference into this Offering Circular. Neither the Issuer nor the Guarantor is aware of any other material risks which could adversely affect the business of the Issuer.

Risks Relating to the Bonds

There is no active trading market for the Bonds

The Bonds are new securities which may not be widely distributed and for which there is currently no active trading market. If the Bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions, the Group’s results of operations and the market price of the Ordinary Shares. Although applications have been made for the Bonds to be admitted to the Official List and to trading on the Professional Securities Market, there is no assurance that such applications will be accepted or that an active trading market will develop. Accordingly, there is no assurance as to the development or liquidity of any trading market for the Bonds.

General economic conditions may affect the value of the Bonds and the ability of the Group to pay the interest on the Bonds

A number of factors outside the control of the Issuer and the Guarantor may impact significantly on the Issuer, the Guarantor, the Group, their operating and financial performance, including:

•	economic conditions in the United Kingdom, Russia and internationally;

•	general movements in the local and international stock markets;

•	investor sentiment;

•	changes in interest rates, exchange rates and the rate of inflation;

•	changes in fiscal, monetary or regulatory policies; or

•	international hostilities.

Prolonged deterioration in general economic conditions, including an increase in interest rates or decrease in consumer and business demand, could be expected ultimately to have an adverse impact on the Group's operating and financial performance. This impact might not be immediate.

The Bonds may be redeemed prior to maturity

The Conditions provide that the Bonds are redeemable at the Issuer’s option in certain limited circumstances and accordingly the Issuer may choose to redeem the outstanding Bonds at times when prevailing interest rates may be relatively low. In such circumstances an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Bonds.

Credit ratings may not reflect all risks

A credit rating will not be assigned to the Bonds on issue. However, one or more independent credit rating agencies may subsequently assign credit ratings to the Bonds. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Bonds. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the credit rating assigned to the Bonds by one or more of the credit rating agencies may adversely affect the cost and terms and conditions of the Group’s financings and could adversely affect the value and trading of the Bonds.

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The Group may not be able to obtain enough funds to redeem the Bonds if a Relevant Event takes place

Upon a change of control constituting a Relevant Event (as defined in the Conditions), the Issuer or the Guarantor may be required to redeem all or a part of the Bonds at their principal amount plus accrued and unpaid interest to the date of redemption. If a Relevant Event were to occur, there can be no assurance that the Issuer or the Guarantor will have sufficient funds to pay the redemption price of the outstanding Bonds. The inability to redeem the Bonds would constitute an Event of Default under the Conditions.

The change of control provisions contained in the Conditions may not protect holders of the Bonds in the event of highly leveraged transactions, including reorganisations, restructurings or mergers, because these transactions may not involve a change in voting power or beneficial ownership of the magnitude required to trigger the change of control provisions. See “Terms and Conditions of Bonds — Exercise of Conversion Right”.

Bondholders have no shareholder rights before conversion

An investment in the Bonds will not convey any voting rights, any right to receive dividends or other distributions or any other rights with respect to any Ordinary Shares until such time, if any, as the relevant Bondholder exercises his Conversion Right and becomes registered as the holder of Ordinary Shares.

Risks attached to the exercise of Conversion Rights

At any point when the Bonds are outstanding, depending on the performance of the Ordinary Shares, the value of the Ordinary Shares may be substantially lower than when the Bonds were initially issued or purchased. In addition, because there will be a delay between when Conversion Rights are exercised and when Ordinary Shares are delivered, the value of Ordinary Shares to be delivered may vary substantially between the date on which the Conversion Rights are exercised and the date on which such Ordinary Shares are delivered.

There is a limited period for the exercise of Conversion Rights

A Bondholder will, subject as more fully described herein under “Terms and Conditions of the Bonds - Conversion and Exchange”, have the right to convert its Bonds into Preference Shares which shall be exchanged immediately into Ordinary Shares. Conversion Rights may be exercised, subject as herein provided, at any time on or after 28 April 2015 up to the close of business (at the place where such Bond is deposited for conversion) six business days prior to the Final Maturity Date.

EU Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income (the Directive), each Member State is required to provide to the tax authorities of another Member State details of certain payments of interest or other similar income paid or secured by a person within its jurisdiction to or for the benefit of an individual resident in that other Member State or certain other residual types of entities established in that other Member State.

On 24 March 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from 1 January 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts and partnerships) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Luxembourg and Austria are required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments. The changes referred to

11

above will broaden the types of payments subject to withholding in those Member States which still operate a withholding system when they are implemented. In April 2013, the Luxembourg Government announced its intention to abolish the withholding system with effect from 1 January 2015, in favour of automatic information exchange under the Directive.

The end of the transitional period is dependent upon agreement relating to information exchange is reached between the EU and certain non-EU states. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of tax were to be withheld from that payment, neither the Issuer, the Guarantor nor Deutsche Bank AG, London Branch (the Principal Paying, Transfer, Conversion and Exchange Agent) nor any other person would be obliged to pay additional amounts with respect to the Bond as a result of the imposition of such withholding tax (see Condition 11). For so long as any Bond is outstanding, the Issuer undertakes to maintain a Principal Paying, Transfer, Conversion and Exchange Agent in a Member State of the European Union that does not impose an obligation to withhold or deduct tax pursuant to this Directive (see Condition 10(d)).

US Foreign Account Tax Compliance Act Withholding (FATCA)

Whilst the Bonds are in global form and held within Euroclear and Clearstream, Luxembourg (together, the ICSDs), in all but the most remote circumstances, it is not expected that FATCA will affect the amount of any payment received by the ICSDs. However, FATCA may affect payments made to custodians or intermediaries in the subsequent payment chain leading to the ultimate investor if any such custodian or intermediary generally is unable to receive payments free of FATCA withholding. It also may affect payment to any ultimate investor that is a financial institution that is not entitled to receive payments free of withholding under FATCA, or an ultimate investor that fails to provide its broker (or other custodian or intermediary from which it receives payment) with any information, forms, other documentation or consents that may be necessary for the payments to be made free of FATCA withholding. investors should choose the custodians or intermediaries with care (to ensure each is compliant with FATCA or other laws or agreements related to FATCA), provide each custodian or intermediary with any information, forms, other documentation or consents that may be necessary for such custodian or intermediary to make a payment free of FATCA withholding. investors should consult their own tax adviser to obtain a more detailed explanation of FATCA and how FATCA may affect them. The Issuer's obligations under the Bonds are discharged once it has paid the common depositary or common safekeeper for the ICSDs (as registered holder of the Bonds) and the Issuer has therefore no responsibility for any amount thereafter transmitted through hands of the ICSDs and custodians or intermediaries.

Bondholders will bear the risk of fluctuation in the price of the Ordinary Shares

The market price of the Bonds is expected to be affected by fluctuations in the market price of the Ordinary Shares and it is impossible to predict whether the price of the Ordinary Shares will rise or fall. Trading prices of the Ordinary Shares will be influenced by, among other things, the financial position of the Group, results of operations and political, economic, financial and other factors. Any decline in the market price of the Ordinary Shares may have an adverse effect on the market price of the Bonds.

Future issues or sales of the Ordinary Shares may significantly affect the market price of the Bonds and/or the Ordinary Shares. The future issue of Ordinary Shares by the Guarantor or the perception that such issues may occur may significantly affect the trading price of the Bonds and/or the Ordinary Shares. There can be no assurance that the Guarantor will not issue Ordinary Shares or that any substantial shareholder will not dispose of, encumber, or pledge its Ordinary Shares or related securities.

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Because the global certificate is held by or on behalf of Euroclear and Clearstream, Luxembourg, investors will have to rely on their procedures for transfer, payment and communications with the Issuer

The Bonds will be represented by the Global Bond. The Global Bond will be deposited with a common depositary for, and registered in the name of the common nominee of, Euroclear and Clearstream, Luxembourg. Except in certain limited circumstances described in the Global Bond, investors will not be entitled to receive Bonds in definitive form. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Bond. While the Bonds are represented by the Global Bond, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg.

The Issuer and the Guarantor will discharge their payment obligations under the Bonds by making payments to the common depositary for Euroclear and Clearstream, Luxembourg for distribution to their account Bondholders. A holder of a beneficial interest in a Global Bond must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the Bonds. The Issuer and the Guarantor have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Bonds.

Structural subordination to subsidiary debt

The Group’s operations are principally conducted through the Guarantor’s subsidiaries. Accordingly, the Guarantor is and will be dependent on its subsidiaries’ operations to service its indebtedness, including the Guarantee. The Guarantee will be structurally subordinated to the claims of all holders of debt securities and other creditors, including trade creditors, of the Guarantor’s subsidiaries, and to all secured creditors of the Guarantor. In the event of an insolvency, liquidation, reorganisation, dissolution or winding up of the business of any subsidiary of the Guarantor, creditors of such subsidiary generally will have the right to be paid in full before any distribution is made to the Guarantor. The Negative Pledge is subject to limited exceptions in relation to project finance debt.

Holding company structure; dependence on subsidiaries

The Guarantor’s results of operations and financial condition are dependent on the trading performance of members of the Group and upon the level of distributions, interest payments and loan repayments, if any, received from the Guarantor’s operating subsidiaries and associated undertakings, any amounts received on asset disposals and the level of cash balances. Certain of the Group’s operating subsidiaries and associated undertakings are and may, from time to time, be subject to restrictions on their ability to make distributions and loans including as a result of applicable laws, restrictive covenants in loan agreements, foreign exchange and other regulatory restrictions and agreements with the other shareholders of such subsidiaries or associated undertakings. Any of the situations described above could adversely affect the ability of the Issuer or the Guarantor to service their obligations under the Bonds.

The Bonds have limited anti-dilution protection

The Exchange Price at which the Bonds may be converted into Ordinary Shares will be adjusted if there is a consolidation, reclassification or subdivision of the Ordinary Shares, capitalisation of profits or reserves, payment or making of certain dividends, rights issue or grant of other subscription rights or other adjustment, including a spin-off event, which affects the Ordinary Shares, but only in the situations and only to the extent provided under the Articles of the Issuer. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Ordinary Shares. Events in respect of which no adjustment is made may adversely affect the value of the Ordinary Shares, and, therefore, adversely affect the value of the Bonds.

No gross-up under the Bonds for additional amounts

All payments of principal and interest in respect of the Bonds shall be made free and clear of, and without withholding or deduction for or on account of any taxation, unless required by law. Neither the Issuer nor the Guarantor will be required to pay additional or further amounts in respect of such

13

withholding or deduction and the Bondholders will receive any such payment of principal or interest net of such withholding or deduction.

Modification, waivers and substitution

The Conditions contain provisions for calling meetings of Bondholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all Bondholders including Bondholders who did not attend and vote at the relevant meeting and Bondholders who voted in a manner contrary to the majority.

The Conditions also provide that the Trustee may, without the consent of Bondholders, agree to any modification of (except as mentioned in the Trust Deed) or to the waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer, which would vary, abrogate or modify the rights appertaining to the Preference Shares) or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders so to do or may agree, and without any such consent as aforesaid, to any modification which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, authorisation, determination or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 19.

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PRESENTATION OF INFORMATION

Currencies

In this Offering Circular, references to pounds Sterling, pence, £ or p are to the lawful currency of the United Kingdom, references to US Dollars, US$, cents or ¢ are to the lawful currency of the US, references to Roubles or RUR are to the lawful currency of Russia. References to Euro or € are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

Unless otherwise indicated, the financial information contained in this Offering Circular has been expressed in US Dollars. The presentational currency of the Group is the US Dollar. Balance sheet items are translated into US Dollars at period end exchange rates. These translations should not be construed as representations that the relevant currency could be converted into US Dollars at the rate indicated or at any other rate.

On 28 January 2015:

•	US$1.00 = RUR67.8153 (based on the official exchange rate set by the Central Bank of Russia on 28 January 2015);

•	£1.00 = US$1.5171 (based on data provided by Bloomberg at 4.30 p.m. (London time) on 28 January 2015); and

•	US$1.00 = HK$7.7525 (based on data provided by Bloomberg at 4.30 p.m. (London time) on 28 January 2015).

Save as otherwise stated in this Offering Circular, the exchange rates above have been applied in this Offering Circular for all comparisons between pounds Sterling, US Dollars and Roubles.

Ore reserve and mineral resource reporting – basis of preparation

The Group reports Ore Reserves in accordance with the JORC Code in respect of the Key Mining Assets and the Tokur and Visokoe development assets and Mineral Resources in accordance with the JORC Code for these assets and the Yamal Assets. Those Mineral Resources and Ore Reserves established after the JORC Code 2012 came into force, which include Unglichikanskoye, Elginskoye (Albyn) and Alexandra (Pioneer) are estimated in accordance with the JORC Code 2012.

The JORC Mineral Resource and Ore Reserve Statements for the Group have been prepared internally by the Group’s technical experts following the methodology advised by independent mineral experts, WAI, in 2011 and 2012. The statements were based on the results of an extensive exploration programme, metallurgical testing and other technical work.

The Group reports Mineral Resources and Mineral Reserves for its alluvial assets in accordance with the NAEN Code. The NAEN Code is recognised by ESMA. The NAEN Code shares the same template with the JORC Code: Mineral Reserves reported in accordance with the NAEN Code are inclusive of mining dilution and mining losses. The NAEN Code allows conversion between the Russian GKZ C1, C2 into Proved and Probable Reserves and also conversion of C1, C2 and P1 into respective Measured, Indicated and Inferred Resources.

Forward-looking statements.

This Offering Circular includes or incorporates by reference statements that are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “plans”, “projects”, “anticipates”, “expects”, “intends”, “may”, “will”, “targets”, “aims”, ”aspires”, “hopes”, “would”, “could” or “should” or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts or statements in the present tense. These

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statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those otherwise expressed.

Forward-looking statements appear in a number of places throughout this Offering Circular and include, but are not limited to, statements regarding the Group’s intentions, beliefs or current expectations concerning, among other things, the Group’s results of operations, prospects, growth, strategies and expectations of the industry. These may include, among other things, statements relating to:

•	general economic conditions in the markets in which the Group operates, including the impact of an economic downturn or growth in these areas;

•	the competitive environment and trends in the industry and markets in which the Group operates and changes in consumer behaviour;

•	the Group’s exposure to environmental costs and liabilities;

•	the Group’s dependence on third party suppliers;

•	the ability of the Group to service its indebtedness; and

•	the ability of the Group to successfully implement cost saving and other restructuring programmes.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. The Issuer and the Guarantor caution that these forward-looking statements are not guarantees of future performance and that actual results could differ materially from those expressed or implied in these forward-looking statements. Undue reliance should, therefore, not be placed on such forward-looking statements. The development of the markets and the industry in which the Group operates may differ materially from those described in, or suggested by, the forward-looking statements contained in this Offering Circular. In addition, even if the development of the markets and the industry in which the Group operates are consistent with the forward-looking statements contained in this Offering Circular, those developments may not be indicative of developments in subsequent periods. A number of factors could cause developments to differ materially from those expressed or implied by the forward-looking statements including, without limitation, general economic and business conditions, industry trends, competition, commodity prices, changes in law or regulation, currency fluctuations (including fluctuations in the US Dollar or Rouble), the Group’s ability to recover its reserves or develop new reserves, changes in its business strategy, political and economic uncertainty and other factors discussed in the sections “Risk Factors” and “Description of the Guarantor” of this Offering Circular.

Any forward-looking statements contained in this Offering Circular reflect the Group’s current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to the Group’s operations and growth strategy. Investors should specifically consider the factors identified in this Offering Circular which could cause results to differ before making an investment decision.

Any forward-looking statements contained in this document apply only as at the date of this document and are not intended to give any assurance as to future results. The Issuer and the Guarantor will update this document as required by applicable law, including the UK Listing Authority’s prospectus rules, listing rules and disclosure and transparency rules (the Prospectus Rules, the Listing Rules and the Disclosure and Transparency Rules) and any other applicable law or regulations, but otherwise expressly disclaims any obligation or undertaking to update or revise any forward-looking statement after the date on which the forward-looking statement was made, whether as a result of new information, future developments or otherwise.

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DOCUMENTS INCORPORATED BY REFERENCE

This Offering Circular should be read and construed in conjunction with:

Information incorporated by reference into this Offering Circular	Destination of incorporation	Page number in this Offering Circular
Pages 5 to 13 inclusive of the audited financial statements of the Issuer as at and for the year ended 31 December 2013 (including the audit report thereon and the notes thereto)	Section entitled “Description of the Issuer – Financial Statements”	73
Pages 5 to 12 inclusive of the audited financial statements of the Issuer as at and for the year ended 31 December 2012 (including the audit report thereon and the notes thereto)	Section entitled “Description of the Issuer – Financial Statements”	73
Pages 109 to 172 inclusive of the audited consolidated financial statements of the Guarantor as at and for the year ended 31 December 2013 (including the audit report thereon and the notes thereto), which include as comparative financial information the unaudited consolidated financial information of the Guarantor as at and for the year ended 31 December 2012 that has been restated (the 2013 Financial Statements)	Section entitled “Description of the Guarantor – Financial Statements”	74
Pages 119 to 176 inclusive of the audited consolidated financial statements of the Guarantor as at and for the year ended 31 December 2012 (including the audit report thereon and the notes thereto) (the 2012 Financial Statements)	Section entitled “Description of the Guarantor – Financial Statements”	74
Pages 127 to 181 inclusive of the audited consolidated financial statements of the Guarantor as at and for the year ended 31 December 2011 (including the audit report thereon and the notes thereto) (the 2011 Financial	Section entitled “Description of the Guarantor – Financial Statements”	74

17

Statements)
Pages 41 to 67 inclusive of the unaudited condensed consolidated interim financial statements of the Guarantor as at and for the six months ended 30 June 2014 (the 2014 Interim Financial Statements)	Section entitled “Description of the Guarantor – Financial Statements”	74
Pages 72 to 75 inclusive of inclusive of the circular and prospectus of the Guarantor dated 2 February 2015 in respect of a proposed rights issue and notice of general meeting (the Rights Issue Prospectus) – “Important Information – Presentation of financial information for the Group”	Section entitled “Presentation of Information for the Group”	74
Pages 37 to 51 inclusive of the Rights Issue Prospectus – “Risk Factors – Risks Relating to the Group” (but excluding the risk factor under “Risk Factors – Risks Relating to the Group - Currently, the Company is of the opinion that the Group, including the IRC Group, does not, and will not even following completion of the Refinancing, have sufficient working capital for its present requirements, that is for at least the next 12 months following the date of this Prospectus, and, if a downside scenario considered by the Directors in reaching that opinion were to occur and the Group and/or the IRC Group were unable to enhance their respective cash resources by other means and/or the Directors were unable to implement certain mitigating actions, it is likely that the Company would be forced into an insolvency process”).	Section entitled “Risk Factors – Risks Relating to the Group”	6
Pages 51 to 60 inclusive of the Rights Issue Prospectus – “Risk Factors – Risks Relating to Russia and Operating in Russia”	Section entitled “Risk Factors – Risks Relating to Russia and Operating in Russia”	8
Pages 60 to 62 inclusive of the Rights Issue Prospectus –	Section entitled “Risk Factors – Risks Relating to the Mining	8

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entitled “Risk Factors – Risks Relating to the Mining Industry”	Industry”
Pages 136 to 174 inclusive of the Rights Issue Prospectus – Part 3 “Information on the Group”	Section entitled “Description of the Guarantor – Information on the Guarantor and the Group”	74
Pages 175 to 180 inclusive of the Rights Issue Prospectus – Part 4 “Selected Financial Information”	Section entitled “Description of the Guarantor – Selected Financial Information”	74
Pages 181 to 229 inclusive of the Rights Issue Prospectus – Part 5 “Operating and Financial Review”	Section entitled “Description of the Guarantor – Operating and Financial Review”	74
Pages 230 to 231 inclusive of the Rights Issue Prospectus – Part 6 “Capitalisation and Indebtedness Statement”	Section entitled “Description of the Guarantor – Capitalisation and Indebtedness Statement”	75
Pages 236 to 246 inclusive of the Rights Issue Prospectus – Part 8 “Information Concerning Management, Corporate Governance and Employees”	Section entitled “Description of the Guarantor – Information Concerning Management, Corporate Governance and Employees”	76
Pages 247 to 266 inclusive of the Rights Issue Prospectus – Part 9 “Russian Regulations and Summary of the Group’s Key Licences”	Section entitled “Description of the Guarantor – Russian Regulations and Summary of the Group’s Key Licences”	76
Pages 279 to 280 inclusive of the Rights Issue Prospectus – Part 11 “Additional Information – Share capital”	Section entitled “Description of the Ordinary Shares of the Guarantor – Share Capital”	84
Pages 281 to 291 inclusive of the Rights Issue Prospectus – Part 11 “Additional Information – Summary of the Articles of Association”	Section entitled “Description of the Ordinary Shares of the Guarantor – Summary of the Articles of Association”	84
Pages 297 to 308 inclusive of the Rights Issue Prospectus – Part 11 “Additional Information – Material Contracts”	Section entitled “Description of the Guarantor – Material Contracts”	77
Pages 324 to 325 inclusive of the Rights Issue Prospectus – Part 12 “Independent Auditor”	Section entitled “General Information – Auditor”	96
Pages 327 to 338 inclusive of the Rights Issue Prospectus –	Section entitled “Glossary – Definitions”	98

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Part 14 “Definitions”
Pages 339 to 347 inclusive of the Rights Issue Prospectus – Part 15 “Glossary of Abbreviations and Technical Terms”	Section entitled “Glossary – Glossary of Abbreviations and Technical Terms”	98

together, the Incorporated Documents.

The Incorporated Documents shall be deemed to be incorporated in, and to form part of, this Offering Circular.

Copies of the Incorporated Documents of which part or all are incorporated herein are available:

(a)	on the Guarantor’s website (http://www.petropavlovsk.net). Except to the extent expressly set out above neither the content of the Guarantor’s website (or any other website) nor the content of any website accessible from hyperlinks on the Guarantor’s website (or any other website) is incorporated into, or forms part of, this Offering Circular; and

(b)	as provided in paragraph 8 of “General Information” of this Offering Circular.

Where the Incorporated Documents themselves incorporate information by reference, such information does not form part of this Offering Circular.

Any information contained in the Incorporated Documents which is not incorporated by reference in this Offering Circular is either not relevant to investors or is covered elsewhere in this Offering Circular.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purpose of this Offering Circular to the extent that a statement contained herein (or in a later document which is incorporated by reference herein) modifies or supersedes such earlier statement (whether expressly, by implication, or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

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TERMS AND CONDITIONS OF THE BONDS

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds which will be incorporated by reference into the Global Bond and endorsed on the Bonds in definitive form (if issued).

The issue of the US$100,000,000 9 per cent guaranteed convertible bonds due 2020 (the Bonds) which term shall, unless otherwise indicated, include any further bonds issued pursuant to Condition 20 and consolidated and forming a single series therewith was (save in respect of any such further bonds) authorised by a resolution of the board of directors of Petropavlovsk 2010 Limited (the Issuer) passed on 29 January 2015. The guarantee given by Petropavlovsk PLC (the Guarantor) to unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Bonds and the due and punctual performance by the Issuer of all of the Issuer’s other obligations in respect of the Bonds (the Guarantee) was authorised by resolutions of the board of directors of the Guarantor (the Board) passed on 16 January 2015 and a committee of the Board passed on 2 February 2015.

The Bonds are constituted by a trust deed dated 18 March 2015 (the Trust Deed) between the Issuer, the Guarantor and Capita Trust Company Limited (the Trustee), which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the Bondholders (as defined below). The statements set out in these Terms and Conditions (the Conditions) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds in both global and definitive form.

The Bondholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer, Conversion and Exchange Agency Agreement dated 18 March 2015 (the Agency Agreement) relating to the Bonds between the Issuer, the Guarantor, the Trustee, Deutsche Bank AG, London Branch in its capacity as principal paying, transfer, conversion and exchange agent (the Principal Paying, Transfer, Conversion and Exchange Agent) (which shall include any successor as principal paying, transfer, conversion and exchange agent under the Agency Agreement), the paying, transfer, conversion and exchange agents for the time being (such persons, together with the Principal Paying, Transfer, Conversion and Exchange Agent, being referred to below as the Paying, Transfer, Conversion and Exchange Agents, which expression shall include their successors as Paying, Transfer, Conversion and Exchange Agents under, in any case, the Agency Agreement), any other paying, transfer, conversion and exchange agent appointed under these Conditions, and Deutsche Bank Luxembourg SA (the Registrar) which expression shall include any successor registrar under the Agency Agreement), the articles of association of the Issuer (the Articles of the Issuer) and the guarantee by way of deed poll provided by the Guarantor executed and delivered on 18 March 2015 (the Deed Poll).

Copies of each of the Trust Deed, the Agency Agreement, the Articles of the Issuer and the Deed Poll are available for inspection during normal business hours at the specified offices of the Paying, Transfer, Conversion and Exchange Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings ascribed to them in the Trust Deed or, as the case may be, the Articles of the Issuer, unless, in any case, the context otherwise requires or unless otherwise stated.

1	Form, Denomination and Title

(a)	Form and Denomination

The Bonds are in registered form, serially numbered in principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof (the Authorised Denominations) without coupons attached.

The Bonds will initially be represented by a global bond in registered form (the Global Bond). The Global Bond will be exchangeable in limited circumstances into definitive

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registered Bonds in registered form only and in an Authorised Denomination. Bonds in definitive form will be issued only upon exchange of interests in the Global Bond in the limited circumstances described in the Global Bond.

(b)	Title

Title to the Bonds will pass by registration and transfer (as described in Conditions 5 and 6, respectively). The Issuer, the Guarantor, the Trustee, the Registrar and any Paying, Transfer, Conversion and Exchange Agent will (except as otherwise required by law) deem and treat the holder of any Bond as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof or that of the related certificate as appropriate or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) for all purposes.

2	Status and Guarantee

(a)	Status

The Bonds constitute senior, unsubordinated, direct, unconditional and (subject to Condition 3) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 3, at all times rank at least equally with all its other present and future unsecured, unconditional and unsubordinated obligations.

(b)	Guarantee

The payment of all sums payable by the Issuer in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed, has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed. The obligations of the Guarantor under the Trust Deed constitute senior, unsubordinated, direct, unconditional, and (subject to Condition 3) unsecured obligations of the Guarantor and shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 3, at all times rank at least equally with all its other present and future unsecured, unconditional and unsubordinated obligations.

3	Negative Pledge and Covenants

So long as any Bond remains outstanding (as defined in the Trust Deed):

(a)	Negative Pledge

(i)	Issuer and Guarantor

Neither the Issuer nor the Guarantor will create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (including any fixed or floating security or any security over receivables) (the Security), other than Permitted Security, upon the whole or any part of its undertaking, assets (including shares in Subsidiaries) or revenues, present or future, to secure any Relevant Debt or Financial Indebtedness or any guarantee of or indemnity in respect of any Relevant Debt or Financial Indebtedness, in each case other than in relation to any Refinancing Indebtedness and Project Finance Indebtedness, unless, at the same time or prior thereto, the obligations of the Issuer or, as the case may be, the Guarantor under the Bonds and the Trust Deed, (x) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee; or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem

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to be not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution.

(ii)	Principal Subsidiaries

The Guarantor will not permit any of its Principal Subsidiaries to create or permit to subsist any Security, other than Permitted Security, upon the whole or any part of their respective undertaking, assets (including shares in Subsidiaries) or revenues, present or future, to secure any Relevant Debt or Financial Indebtedness, or any guarantee of or indemnity in respect of any Relevant Debt or Financial Indebtedness, in each case, other than in relation to any Refinancing Indebtedness and Project Finance Indebtedness, unless, at the same time or prior thereto, the obligations of the Issuer or, as the case may be, the Guarantor under the Bonds and the Trust Deed, (x) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee; or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution of the Bondholders.

(b)	Limitation on Financial Indebtedness

(i)	Neither the Issuer nor the Guarantor will, and the Guarantor will not permit any Subsidiary to, after the Issue Date, incur directly or indirectly any Financial Indebtedness except if on the date of the incurrence (and after giving effect thereto) of such additional Financial Indebtedness the Consolidated Leverage Ratio does not exceed 2.5 to 1.

(ii)	Condition 3(b)(i) will not apply to, or prohibit the incurrence of Permitted Financial Indebtedness. In the event that an item of proposed Financial Indebtedness meets the criteria of more than one of the categories described in the definition of Permitted Financial Indebtedness, or is entitled to be incurred pursuant to Condition 3(b)(i), the Guarantor will be permitted to classify all or a portion of such item of Financial Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Financial Indebtedness, in any manner that complies with this Condition 3(b)(ii).

For the purposes of determining compliance with any US Dollar-denominated restriction on the incurrence of Financial Indebtedness, the US Dollar equivalent of the principal amount of Financial Indebtedness denominated in another currency will be calculated based on the most recently published financial statements of the Guarantor to the extent shown therein or otherwise, based on the relevant currency exchange rate in effect on the date such Financial Indebtedness was incurred. Notwithstanding any other provision in this Condition 3(b), the maximum amount of Financial Indebtedness that the Issuer, the Guarantor or any Subsidiary may incur pursuant to this Condition shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(c)	Restricted Payments

Neither the Issuer nor the Guarantor will, and the Guarantor will not permit any Principal Subsidiary to pay any dividend (other than dividend payments to a member of the Group) unless after giving pro forma effect to any such dividend, the Consolidated Leverage Ratio does not exceed 2.0 to 1.

(d)	Affiliate Transactions

Neither the Issuer nor the Guarantor will, and the Guarantor will not permit any Principal Subsidiary to, directly or indirectly, enter into or conduct any transactions or series of related transactions (including the purchase, sale, lease or exchange of any property or

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the rendering of service) with, or for the benefit of, any Affiliate of the Issuer or the Guarantor or any Principal Subsidiary (each, an Affiliate Transaction), unless the Affiliate Transaction is on terms that are no less favourable than those that could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person which is not an Affiliate.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i)	transactions involving aggregate payment of consideration of less than US$5,000,000 (or its equivalent in other currencies) in any single transaction or series of related transactions;

(ii)	any employment agreement, collective bargaining agreement, consultant, employee benefit arrangements with any employee, consultant, officer or director of the Issuer, the Guarantor or any Principal Subsidiary, including under any share award, share option, share appreciation rights, share incentive or similar plans, entered into in the ordinary course of business;

(iii)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer, the Guarantor or of any Principal Subsidiary in the ordinary course of business;

(iv)	loans or advances to employees for travel and relocation in the ordinary course of business not to exceed US$5,000,000 (or its equivalent in other currencies) in aggregate at any one time outstanding;

(v)	transactions between or among the Issuer, the Guarantor and/or its Subsidiaries;

(vi)	any issuance of Equity Interests of the Guarantor to Affiliates of the Guarantor;

(vii)	any transaction between or among the Guarantor and/or its Subsidiaries and any joint venture (a) pursuant to the terms of the respective joint venture or shareholder agreement or (b) in the ordinary course of business;

(viii)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labour, in each case in the ordinary course of business and otherwise in compliance with the terms of these Conditions, that are fair to the Guarantor or the Subsidiaries, in the determination of the members of the Board or the senior management thereof, or are on terms at least as favourable as might reasonably have been obtained at such time from an unaffiliated Person; and

(ix)	transactions pursuant to, or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Bondholders than the original agreement as in effect on the Issue Date.

If an Affiliate Transaction involves an aggregate consideration in excess of US$10,000,000 (or its equivalent in other currencies), the Guarantor shall deliver a Director’s certificate to the Trustee certifying that such Affiliate Transaction complies with this Condition 3(d) and if an Affiliate Transaction involves an aggregate consideration in excess of US$20,000,000 (or its equivalent in other currencies), the Guarantor shall procure that an Independent Appraiser delivers an opinion to the Trustee opining that such consideration is at Fair Market Value.

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(e)	Asset Sales

Neither the Issuer nor the Guarantor will, and the Guarantor will not permit any Principal Subsidiary to, consummate an Asset Sale unless the Issuer, the Guarantor or the Principal Subsidiary (as the case may be) receives consideration at least equal to the Fair Market Value of the assets or Equity Interests.

For the purposes of this Condition 3(e), if the book value of the assets or Equity Interests subject to such sale exceeds the greater of (i) 5 per cent of the Consolidated Total Assets of the Guarantor and (ii) US$100,000,000, the Fair Market Value shall be determined by an Independent Appraiser and approved by the Board (as evidenced by a resolution of the Board), provided that any such Asset Sale by way of a public offering of securities in a domestic or international market or by way of a competitive tender, shall, in each case, be deemed to take place at Fair Market Value without requiring a valuation by an Independent Appraiser.

(f)	Information

The Guarantor will make public, by way of announcement on a Regulatory Information Service, as soon as reasonably practicable following it becoming aware of:

(i)	any actual or anticipated default under any of the Senior Bank Debt Documents and the amount of time which the Guarantor and/or its Subsidiaries have to avoid or remedy such default; and

(ii)	any actual or anticipated new emphasis of matter or qualification in relation to its audited annual financial statements or the Group’s audited annual financial statements,

in each case, provided that in the opinion of the Board, the public disclosure of such information would, if generally available, be likely to have a significant effect on the price of the Shares or the Bonds.

Notwithstanding the above, if an anticipated breach of a financial covenant under any of the Senior Bank Debt Documents continues to exist not less than 10 weeks prior to the testing date for the relevant financial covenant, the Guarantor shall immediately make a public announcement in relation to such anticipated breach and the amount of time which the Guarantor and/or its Subsidiaries have to avoid or remedy such breach. This Condition 3(f) shall be without prejudice to any legal or regulatory requirements applicable to the Guarantor and/or its Subsidiaries.

The Issuer or the Guarantor shall, as soon as reasonably practicable but in any event no later than two London business days after any public announcement referred to above, invite Bondholders to a meeting by notice sent in accordance with Condition 19 (Notices), to be held no earlier than 5 and no later than 10 London business days following such notice to invite the Bondholders to establish a committee of Bondholders (the Bondholders Committee) to consult with the Guarantor in relation to the relevant actual or anticipated default and any remedy in respect thereof. The costs and expenses of such meeting and consultation (including any financial, legal and other advisers’ fees), reasonably incurred by the Bondholders Committee in relation to such meeting and consultation, shall be borne by the Guarantor. The notice period for the convening of meetings of the Bondholders set out in Condition 16 (Meeting of Bondholders, Modification and Waiver) shall not apply for the purposes of this Condition 3(f).

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4	Definitions

In these Conditions:

Additional Shares has the meaning provided in the Articles of the Issuer.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

Affiliate Transaction has the meaning provided in Condition 3(d).

Aggregate Value means, in respect of any dealing day, the US Dollar amount calculated as follows:

AV	=	OS x MP

Where

AV	=	the Aggregate Value

OS	=	the number of Ordinary Shares that would fall to be delivered in relation to the exercise of Conversion Rights in respect of a Bond in the principal amount of US$1,000.

MP	=	the Volume Weighted Average Price of an Ordinary Share on such dealing day (provided that if on any such dealing day the Ordinary Shares shall have been quoted cum-Dividend or cum-any other entitlement the Volume Weighted Average Price of an Ordinary Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the first date on which the Ordinary Shares are traded ex-the relevant Dividend or other entitlement on the Relevant Stock Exchange (determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit)), translated into US Dollars at the Prevailing Rate on such dealing day.

Asset Sale means:

(a)	the direct or indirect sale, transfer, lease, conveyance or other disposition of any assets by the Issuer, the Guarantor or any Principal Subsidiary; and

(b)	the issuance of Equity Interests by any Principal Subsidiary or the sale by the Issuer, the Guarantor or any Principal Subsidiary of Equity Interests in any Principal Subsidiary, in each case, other than directors' and employees' qualifying shares.

Notwithstanding the preceding paragraphs (a) and (b), none of the following items will be deemed to be an Asset Sale:

(i)	all direct or indirect sales, transfers, leases, conveyances or other dispositions of a revenue nature in the ordinary course of business of the Guarantor or any Principal Subsidiary;

(ii)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$5,000,000 (or its equivalent in other currencies);

(iii)	a transfer of assets or Equity Interests between or among a Principal Subsidiary to the Guarantor or by the Guarantor or a Principal Subsidiary to a Subsidiary;

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(iv)	an issuance of Equity Interests by a Principal Subsidiary to the Issuer, the Guarantor or to a Subsidiary;

(v)	any direct or indirect sale, transfer, lease, conveyance or other disposition of damaged, worn-out, uneconomical, surplus or obsolete assets in the ordinary course of business;

(vi)	licences and sublicences by the Issuer, the Guarantor or any Principal Subsidiary in the ordinary course of business;

(vii)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(viii)	the granting of any Permitted Security pursuant to Condition 3 (Negative Pledge);

(ix)	the direct or indirect sale, transfer or other disposition of cash or Cash Equivalents;

(x)	the direct or indirect sale, transfer, lease, conveyance or other disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(xi)	the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(xii)	the direct or indirect sale, transfer, lease, conveyance or other disposition of accounts receivable, inventory or other assets carried out in the ordinary course of business of the Issuer, the Guarantor or any Principal Subsidiary;

(xiii)	swaps of assets for other similar assets or assets whose value is at least equal in terms of type, Fair Market Value and quality, to the assets being swapped; and

(xiv)	the direct or indirect sale, transfer, lease, conveyance or other disposition of assets made as a result of any compulsory purchase order or decree by any governmental or other regulatory body or authority.

Auditor means Deloitte LLP of 2 New Street Square, London EC4A 3BZ, United Kingdom (or any successor).

Bank Lenders means:

(a)	Sberbank of Russia;

(b)	JSC VTB Bank;

(c)	OAO Alfa-Bank;

(d)	Industrial and Commercial Bank of China Ltd;

(e)	the Affiliates of each of (a) to (d) above (inclusive);

(f)	any other entity substituting any of (a) to (e) above (inclusive) in relation to any Refinancing Indebtedness; and

(g)	any assignee or transferee of (a) to (f) above (inclusive).

Bondholders means holders of the Bonds.

business day means, in relation to any place, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets are open for business.

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Capital Stock means:

(a)	in the case of a corporation, share capital;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Cash Equivalents means:

(a)	direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the Pre-Expansion European Union, the United States of America, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the Pre-Expansion European Union or the United States of America, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the issuer's option;

(b)	certificates of deposit, banker's acceptances, money market deposits and commercial paper (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organised under, or authorised to operate as a bank or trust company under, the laws of a member state of the Pre-Expansion European Union or of the United States of America or any state thereof, Switzerland or Canada;

(c)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in paragraphs (a) and (b) above entered into with any financial institution meeting the qualification specified in paragraph (b) above; and

(d)	holdings in money market funds at least 95 per cent of the assets of which constitute Cash Equivalents of the kinds described in paragraphs (a) through (c) of this definition.

Cash Settlement Notice has the meaning provided in Condition 8(h).

Cash Value has the meaning provided in Condition 8(h).

Consolidated Leverage Ratio means at any date of determination, with respect to the Guarantor, the ratio of (a) net debt as presented in the immediately preceding audited annual or unaudited semi-annual consolidated financial statements of the Guarantor on such day (as the case may be) to (b) the EBITDA.

Consolidated Total Assets means at any date of determination, the book value of the total assets of the Group on a consolidated basis as determined in accordance with IFRS.

Conversion Date has the meaning provided in Condition 8(c).

Conversion Notice has the meaning provided in Condition 8(c).

Conversion Period has the meaning provided in Condition 8(a).

Conversion Right has the meaning provided in Condition 8(a).

Current Market Price has the meaning provided in the Articles of the Issuer.

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dealing day means a day on which the Relevant Stock Exchange or securities market is open for business, other than a day on which the Relevant Stock Exchange or securities market is scheduled to, or does, close prior to its regular weekday closing time.

Director means any director of the Guarantor.

Dividend has the meaning provided in the Articles of the Issuer.

EBITDA means the EBITDA for the most recently ended two semi-annual periods as provided and calculated using the immediately preceding audited annual or unaudited semi-annual consolidated financial statements of the Guarantor.

Equity Interests means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

Event of Default has the meaning provided in the Trust Deed.

Exchange Price has the meaning provided in the Articles of the Issuer.

Extraordinary Resolution has the meaning provided in the Trust Deed.

Fair Market Value means (other than in relation to Condition 8(b) to which the meaning provided in the Articles of the Issuer applies), with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) that would be paid by a willing buyer to an unaffiliated willing seller, neither of which is under any compulsion to complete the transaction.

Final Maturity Date means 18 March 2020.

Financial Indebtedness means (without double counting) any indebtedness (other than trade credit) for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit trade finance facility or dematerialised equivalent;

(c)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(d)	the principal component obligations in respect of letters of credit, bankers’ acceptances and similar instruments; and

(e)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (d) above.

Fixed Rate of Exchange means £1.00 = US$1.5171.

Group means the Guarantor and its Subsidiaries.

IFRS means International Financial Reporting Standards issued by the International Accounting Standards Board as adopted by the European Union as in effect from time to time in the United Kingdom.

incur means issue, assume, enter into a guarantee of, incur or otherwise become liable for; provided, however, that any Financial Indebtedness of a person existing at the time such person was directly or indirectly acquired by the Guarantor or when such person otherwise becomes a Subsidiary (whether by merger, consolidation acquisition or otherwise) shall be deemed to be

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incurred by a Subsidiary at the time it was directly or indirectly acquired by the Guarantor or on the date on which such person otherwise becomes a Subsidiary. The term incurrence when used as a noun shall have a correlative meaning. The following will not be deemed to be the incurrence of Financial Indebtedness:

(a)	amortisation of debt discount or the accretion of principal with respect to a non-interest bearing or other discount debt or debt that capitalises interest;

(b)	the payment of regularly scheduled interest in the form of additional Financial Indebtedness of the same instrument; and

(c)	the obligation to pay a premium in respect of Financial Indebtedness in accordance with the terms of such Indebtedness arising in connection with the issuance of a notice of redemption or the making or mandatory offer to purchase such Indebtedness.

Indebtedness means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money.

Independent Appraiser means an independent investment banking, accountancy or appraisal firm appointed by the Issuer or the Guarantor to determine Fair Market Value pursuant to these Conditions.

Independent Financial Adviser has the meaning provided in the Articles of the Issuer.

Interest Payment Date has the meaning provided in Condition 7(a).

Interest Period has the meaning provided in Condition 7(a).

Issue Date has the meaning provided in Condition 7(a).

London business day means a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets are open for business in London.

London Stock Exchange means the London Stock Exchange plc.

Merger has the meaning provided in Condition 13(d).

Newco Scheme has the meaning provided in the Articles of the Issuer.

Optional Redemption Notice has the meaning provided in Condition 9(b).

Optional Redemption Date has the meaning provided in Condition 9(b).

Ordinary Shares means the ordinary shares of the Guarantor having a nominal value at the Issue Date of £0.01 each (and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification of such Ordinary Shares).

Permitted Financial Indebtedness means, collectively, the following items of Financial Indebtedness:

(a)	Financial Indebtedness owing between and amongst the Issuer, the Guarantor and any Subsidiary;

(b)	Financial Indebtedness under these Bonds and any other Financial Indebtedness outstanding on the Issue Date and which is not otherwise permitted under this definition;

(c)	Project Finance Indebtedness;

(d)	unsecured guarantees provided by the Guarantor not exceeding US$10,000,000 (or its equivalent in other currencies) in respect of any financing arrangements for the operation

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of any of its Subsidiaries;

(e)	Financial Indebtedness of a person incurred and outstanding on the date on which such person was directly or indirectly acquired by any member of the Group after the Issue Date or on the date it otherwise becomes a Subsidiary of the Guarantor or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer, the Guarantor or any Subsidiary; provided that in each case such Financial Indebtedness was not incurred by such person in the contemplation of such acquisition by any member of the Group (and as they may be refinanced from time to time to the extent that the principal amount is not increased, unless such increase constitutes Permitted Financial Indebtedness other than pursuant to this paragraph (e));

(f)	Financial Indebtedness of the Issuer, the Guarantor and its Subsidiaries incurred in respect of worker's compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Issuer, the Guarantor and any Subsidiary in the ordinary course of business;

(g)	Financial Indebtedness of the Issuer, the Guarantor and any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations in connection with the acquisition or disposition of any business, assets or capital stock of a Subsidiary after the Issue Date; provided that the maximum liability of Financial Indebtedness of the Issuer, the Guarantor and its Subsidiaries in respect of all such Financial Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer, the Guarantor and its Subsidiaries in connection with such disposition;

(h)	Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds or credit lines in the ordinary course of business; provided that such Financial Indebtedness is repaid within seven days of incurrence;

(i)	customer deposits and advance payments received from customers for goods and services purchased in the ordinary course of business;

(j)	Financial Indebtedness constituting reimbursement or counter-indemnity obligations with respect to any guarantee, indemnity, bond, standby or letters of credit, bankers' acceptances or similar instruments or obligations issued by a bank or financial institution in the ordinary course of business; provided that upon the drawing or other funding of such instruments or obligations, such drawings or fundings are reimbursed or paid within 45 days;

(k)	Financial Indebtedness under cash pooling arrangements and hedging arrangements (with respect to currency risks, interest rate risks, commodity risks and price risks) in the ordinary course of business;

(l)	the guarantee by the Issuer, the Guarantor or any Subsidiary of Financial Indebtedness that was permitted to be incurred pursuant to another provision of this definition;

(m)	the endorsement of negotiable instruments in the ordinary course of trade;

(n)	any performance or similar bond (or any counter-indemnity obligations in respect thereof) guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(o)	any guarantee in respect of the netting or set off among arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security; and

(p)	any Refinancing Indebtedness.

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Permitted Security means, collectively, the following items:

(a)	any Security existing on the Issue Date;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its financing or banking arrangements for the purposes of netting debit and credit balances or any such arrangements entered into pursuant to any hedging permitted by paragraph (k) of the definition of Permitted Financial Indebtedness;

(c)	any new Security granted to the Bank Lenders in respect of the Senior Bank Debt provided that:

(i)	such new Security is granted only in respect of the Senior Bank Debt (as they may be refinanced from time to time to the extent that the principal amount of any Senior Bank Debt is not increased, unless such increase constitutes Permitted Financial Indebtedness) or any new debt which constitutes Permitted Financial Indebtedness;

(ii)	no Security will be granted by the Guarantor over any of its assets (including any fixed or floating security or any security over receivables) except where such new Security is granted by the Guarantor in relation to its shares in its Subsidiaries only;

(iii)	the Guarantor does not grant to the Bank Lenders or any other person any benefit of any subordination, capitalisation or waiver in any way of, or security or creditor control rights over, any intra-group receivables owed to the Guarantor, and the Guarantor shall not be permitted to subordinate, capitalise or waive any intra-group receivable owed to it, unless such intra-group receivable is owed by a company (the Relevant Subsidiary) that is dormant, has been or is in the process of being liquidated and/or has 5 per cent or less of net assets and EBITDA, provided that the Bank Lenders have not, and will not at any time thereafter, take any Security over the shares in and/or the assets of the Relevant Subsidiary; and

(iv)	in relation to any new Security granted by any Principal Subsidiary, such new Security is granted in relation to its shares in its subsidiaries and/or over its assets only,

and provided further that the above shall not prohibit the transfer of Security as between any Senior Bank Debt provided the relevant Security is not increased;

(d)	any direct debit arrangements entered into in respect of its bank accounts;

(e)	any lien arising by operation of law, regulation or regulatory requirement and in the ordinary course of business;

(f)	any Security over or affecting any asset acquired by a member of the Group after the Issue Date, where the Security is created prior to the date on which the asset is acquired by a member of the Group, if:

(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group;

(g)	any Security over or affecting any asset of any company which becomes a member of the Group after the Issue Date, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security was not created in contemplation of the acquisition of that company; and

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(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that company;

(h)	any title transfer, hire purchase, conditional sale or retention of title arrangement or arrangements having similar effect and any Security arising under such arrangements entered into by any member of the Group at arm's length and in the ordinary course of business on that member's or a counterparty's standard or usual terms;

(i)	any Security securing Financial Indebtedness under hedging obligations, which obligations are permitted by paragraph (k) of the definition of Permitted Financial Indebtedness;

(j)	leases (including operating leases), licences, subleases and sublicences of assets in the ordinary course of business;

(k)	pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business as security for indebtedness to a bank or financial institution directly relating to the goods or documents over which that pledge exists;

(l)	the discounting of bills or notes on arm's length commercial terms and in the ordinary course of business;

(m)	any Security over or affecting assets acquired by a member of the Group or rights relating thereto to secure any rights granted with respect to such assets in connection with the provision of all or part of the purchase price or cost of construction or improvement of such assets created contemporaneously with, or within 120 days after, such acquisition or the completion of such construction or improvement; provided that the aggregate principal amount of Financial Indebtedness secured shall not exceed the Fair Market Value of such assets or rights and no such Security shall extend to or cover any other assets or rights;

(n)	any Security created by or resulting from any litigation or legal proceeding which is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and to which the Issuer, the Guarantor or such Subsidiary has established adequate reserves in accordance with IFRS;

(o)	any Security created for the benefit of (or to secure) the Bonds or the Guarantee;

(p)	any Security incidental to the normal conduct of the business of the Group and its Subsidiaries or the ownership of their respective properties which is not created in connection with the incurrence of Indebtedness for borrowed money and which does not in the aggregate materially impair the use of such property in the operation of the business of the Group and its Subsidiaries taken as a whole, or the value of such property for the purposes of such business;

(q)	any Security for tax being contested diligently, taking into account applicable time periods, and in good faith for which adequate reserves are being maintained in accordance with IFRS;

(r)	any guarantee or indemnity in respect of any Permitted Financial Indebtedness;

(s)	any Security (a Substitute Security) which replaces any other Security permitted under paragraphs (a) to (r) above inclusive; provided that the maximum principal amount secured by such Permitted Security is not increased (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) and the existing Security to be replaced is released and all amounts secured thereunder are paid or otherwise discharged in full at or prior to the time of such Substitute Security being created or arising; or

(u)	any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of a Security given

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by any member of the Group other than any permitted under paragraphs (a) to (q) above inclusive) does not exceed US$5,000,000 (or its equivalent in other currencies).

Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company or government or other entity.

Pre-Expansion European Union means the European Union as of 1 January 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after 1 January 2004.

Preference Shares means exchangeable redeemable preference shares of the Issuer of nominal value US$0.01 each and which will be issued on conversion of each US$1,000 in principal amount of the Bonds at a paid-up value (the Paid-up Value) of US$1,000 each.

Prevailing Rate means in respect of any dealing day, the spot rate of exchange between the US Dollar and the pound Sterling as at or about 12 noon (London time) on that date as appearing on or derived from Bloomberg L.P. or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding dealing day on which such rate is so available.

Principal Subsidiary means any Subsidiary of the Guarantor which has earnings before investment income, financial interest, tax, depreciation and amortisation calculated on the same basis as EBITDA (as defined in the audited consolidated financial statements of the Group) representing 10 per cent or more of EBITDA, but, in each case, excluding IRC Limited and its subsidiaries. Compliance with the conditions set out in this definition shall be determined by reference to the latest financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has subsidiaries) and the latest audited consolidated financial statements of the Guarantor.

A certificate of two directors of the Guarantor that, in their opinion, a Subsidiary of the Guarantor, is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

Project Finance Indebtedness means any Indebtedness (other than Indebtedness incurred by the Guarantor) incurred to finance the ownership, acquisition, development and/or operation of any iron or iron related assets or projects of OOO Garinskaya Infrastructure, OOO KS GOK and/or OOO Rubikon, in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group for the repayment thereof except for:

(a)	recourse to such borrower for amounts limited to the present and future cash flow or net cash flow from the relevant assets or projects; and/or

(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security or encumbrance given by such borrower over any such assets or projects or the income, cash flow or proceeds deriving therefrom provided that the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement; and/or

(c)	recourse to any shareholder or the like in the borrower over its shares or the like (in each case, to the extent paid up) in the capital of or shareholder loans or the like (in each case, to the extent drawn) to secure such Indebtedness; and/or

(d)	recourse to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages

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and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; and/or

(e)	recourse to the Guarantor, Aricom Limited, Aricom UK Limited and/or OOO Olekminskiy Rudnik under a guarantee provided in respect of such Indebtedness as an integral part of such Indebtedness and given when such Indebtedness was first incurred or issued.

Record Date means, in respect of a payment, the seventh London business day before the due date for the relevant payment.

Reference Date has the meaning provided in Condition 8(c).

Refinancing Indebtedness means:

(a)	the Senior Bank Debt (or as they are refinanced from time to time to the extent that the principal amount of any such Senior Bank Debt is not increased, unless such increase constitutes Permitted Financial Indebtedness other than pursuant to paragraph (p) of that definition); and

(b)	the guarantees provided by any Principal Subsidiary in respect of any Senior Bank Debt (or as they are refinanced from time to time to the extent that the principal amount of any such Senior Bank Debt is not increased, unless such increase constitutes Permitted Financial Indebtedness other than pursuant to paragraph (p) of that definition).

Register has the meaning provided in Condition 5.

Regulatory Information Service means a regulated information service for the purposes of giving information relating to the Bonds and/or the rules of the Relevant Stock Exchange chosen by the Issuer from time to time, including but not limited to the Regulatory News Service of the London Stock Exchange.

Relevant Date means, in respect of any Bond the date on which said payment first becomes due except that, if the full amount of the moneys payable has not been duly received by the Principal Paying, Transfer, Conversion and Exchange Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Bondholders in accordance with Condition 19.

Relevant Debt means any present or future indebtedness of the Issuer, the Guarantor or any other person in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market.

Relevant Event has the meaning provided in the Articles of the Issuer.

Relevant Event Period has the meaning provided in the Articles of the Issuer.

Relevant Stock Exchange means the London Stock Exchange or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or dealt in.

Retroactive Adjustment has the meaning provided in the Articles of the Issuer.

Sanctions means any sanctions, laws, regulations, embargoes, freezing provisions, prohibitions or restrictive measures administered, enacted, enforced or imposed by law or regulation by the US government, the United Nations Security Council, the European Union or its Member States (including, without limitation, the United Kingdom) or the respective

35

governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control, the US Department of State and Her Majesty’s Treasury.

Securities has the meaning provided in the Articles of the Issuer.

Security has the meaning provided in Condition 3(a)(i).

Senior Bank Debt means the following Group’s credit facilities:

(a)	US$340,000,000 facility between the Guarantor, LLC “KS GOK” and the Industrial and Commercial Bank of China Ltd dated 13 December 2010, and the guarantee given by the Guarantor in relation thereto;

(b)	US$200,000,000 facility between the Guarantor, JSC VTB Bank and VTB (France) S.A. in various capacities dated 7 October 2011;

(c)	US$100,000,000 facility between the Guarantor and, among others, Sberbank of Russia dated 11 May 2012;

(d)	US$200,000,000 facility between the Guarantor and, among others, Sberbank of Russia dated 22 March 2012;

(e)	US$60,000,000 facility between JSC Pokrovskiy Rudnik and Sberbank of Russia dated 10 July 2009;

(f)	US$100,000,000 facility between JSC Pokrovskiy Rudnik and Sberbank of Russia dated 30 August 2012;

(g)	US$100,000,000 facility between LLC Malormirskiy Rudnik and Sberbank of Russia dated 31 March 2011; and

(h)	US$180,000,000 facility between LLC Albynskiy Rudnik and OAO Alfa-Bank dated 27 December 2012.

Senior Bank Debt Documents means the facility documents governing the Senior Bank Debt, as may be supplemented from time to time;

Settlement Date has the meaning provided in Condition 8(c).

Share Exchange Rights has the meaning provided in the Articles of the Issuer.

Subsidiary means any company or other business entity of which the Guarantor owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of the Guarantor or which, under English or other applicable law or regulations and under generally accepted accounting principles in the United Kingdom, or IFRS, as the case may be, from time to time, should have its accounts consolidated with those of the Guarantor.

UK Listing Authority means the Financial Conduct Authority in its capacity as competent authority for the purposes of the Financial Services and Market Act 2000.

Volume Weighted Average Price has the meaning provided in the Articles of the Issuer.

For the purposes of Condition 13, (a) references to the issue of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares by the Guarantor or any of its Subsidiaries, whether newly issued and allotted or previously existing or held by or on behalf of the Guarantor or any of its Subsidiaries, and (b) Ordinary Shares held by or on behalf of the Guarantor or any of its Subsidiaries shall not be considered as or treated as in issue.

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5	Registration

The Issuer will cause a register (the Register) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the Bondholders and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds. Bondholders will be entitled to receive only one Bond in respect of their respective holdings.

6	Transfer of Bonds

(a)	Transfer

Bonds may, subject to Conditions 6(b) and 6(c), be transferred in whole or in part in an Authorised Denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer, Conversion and Exchange Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will, within seven Business Days (as defined below) of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary uninsured mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by ordinary uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(b)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(c)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 calendar days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 9(b), (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 8(c), (iii) in respect of which a holder has exercised its right to require the Issuer to redeem pursuant to Condition 9(d) or (iv) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds.

(d)	Regulations

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfers of Bonds scheduled to the Agency Agreement. The regulations may be changed by agreement between the Issuer, the Trustee, the Paying, Transfer, Conversion and Exchange Agents and the Registrar. A copy of the current regulations will be made available by the Registrar to any Bondholder upon request.

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(e)	Business Day

In this Condition 6, Business Day means a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for business in London, Jersey and in the place of the specified office of the Registrar.

7	Interest

(a)	Interest Rate

Subject to Condition 7(c), the Bonds bear interest from (and including) 18 March 2015 (the Issue Date) at the rate of 9 per cent per annum calculated by reference to the principal amount thereof and payable quarterly in equal instalments in arrear on 18 March, 18 June, 18 September and 18 December in each year (each an Interest Payment Date), commencing with the Interest Payment Date falling on 18 June 2015.

Where interest is required to be calculated for any period which is not an Interest Period it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Interest Period means the payment period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Issue Date (subject in any such case as provided in Condition 8(f)) or (ii) in the case of a redemption of the Bonds, from the due date for redemption thereof unless, upon due presentation thereof, payment of the principal amount of the Bonds is improperly withheld or refused, and in such event interest will continue to accrue at the rate specified in Condition 7(a) (both before and after judgement) until whichever is the earlier of (A) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (B) the day seven days after the Trustee or the Principal Paying, Transfer, Conversion and Exchange Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

(c)	Deferral of Interest

If, directly or indirectly due to an imposition of any Sanction, the payment of interest on the Bonds on any Interest Payment Date cannot be made (in the sole and absolute judgment of the Issuer), the Issuer may on any such date defer such payment which would otherwise be payable on such date up to the third Interest Payment Date following the date on which the relevant Sanction is imposed and the Bonds shall bear interest from (and including) the first Interest Payment Date on which such payment is deferred to (but not including) the Interest Payment Date on which such payment is made at a rate of 10 per cent per annum calculated by reference to the aggregate of the principal amount thereof and the accrued but unpaid interest thereon on each relevant Interest Payment Date.

In the event that the Issuer makes payment on the second or third Interest Payment Date following the date on which the relevant Sanction is imposed, all deferred and accrued interest shall be payable on such date.

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In the event that deferred and accrued interest pursuant to this Condition 7(c) is not paid on the third Interest Payment Date following the date on which the relevant Sanction is imposed, an Event of Default shall have occurred under Condition 12(a).

The Issuer shall notify the Trustee and the Bondholders (in accordance with Condition 19) as soon as practicable after any Interest Payment Date in respect of which the payment of interest has been deferred pursuant to this Condition 7(c).

(d)	No Default

Notwithstanding any other provision in these Conditions or the Trust Deed, any payment which for the time being is not made on the Bonds pursuant to Condition 7(c) shall not constitute a default for any purpose (including, but without limitation, for the purpose of Condition 12) on the part of the Issuer or the Guarantor until (and including) the third Interest Payment Date following the date on which the relevant Sanction was imposed and will not give the Trustee or any Bondholder the right to accelerate the Bonds in connection therewith.

8	Conversion and Exchange

(a)	Conversion Period and Exchange Price

Each Bond shall confer on the holder the right (such right a Conversion Right) to convert each US$1,000 principal amount of Bonds (subject to a minimum principal amount of US$200,000 being converted) delivered to the Paying, Transfer, Conversion and Exchange Agent in accordance with Condition 8(c) on the exercise of a Conversion Right into one fully paid Preference Share, allotted at a price equal to the Paid-up Value, and the Issuer shall forthwith procure that such Preference Share is exchanged immediately, pursuant to the Articles of the Issuer and the terms of the Deed Poll and as contemplated by these Conditions, for Ordinary Shares.

Where a Conversion Right is exercised in respect of a part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof in an Authorised Denomination shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties or other governmental charges payable in connection therewith and the Registrar will within seven Business Days (as defined in Condition 6(d)) following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail the new Bond by ordinary uninsured mail to such address as the Bondholder may request.

Subject to, and upon compliance with, the provisions of these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 28 April 2015 to the close of business (in the place where the relevant Bond is delivered for conversion) on the date falling six days prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 9(b) prior to the Final Maturity Date, then up to the close of business (in the place aforesaid) on the sixth day before the date fixed for redemption thereof, unless there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the period during which the Conversion Right may be exercised shall extend up to the close of business (in the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 19 or, if earlier, the Final Maturity Date; provided that, in each case, if the final such date for the exercise of Conversion Rights is not a business day in the place aforesaid, then the period during which the Conversion Right may be exercised shall end on the immediately preceding business day in the place aforesaid.

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Conversion Rights may not be exercised (i) in respect of a Bond where the holder shall have exercised its right to require the Issuer to redeem such Bond pursuant to Condition 9(d), or (ii) following the giving of notice by the Trustee pursuant to Condition 12.

A Conversion Right may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds (other than any payment of interest payable pursuant to Condition 8(f)) and ending on the relevant Interest Payment Date (both days inclusive).

The period within which a Conversion Right may be exercised by a Bondholder is referred to as the Conversion Period.

By exercising a Conversion Right, a Bondholder will be deemed, subject to and in accordance with the Articles of the Issuer, to have exercised the Share Exchange Rights applicable to the Preference Shares arising on the exercise of such Conversion Right, and the Issuer will procure that such Preference Shares are immediately, following issue of such Preference Shares to the Bondholder or to its nominee and registration of such Preference Shares in the name of the relevant person, exchanged for Ordinary Shares on the relevant Conversion Date (without any further action being required to be taken by any Bondholder or the Trustee). Each of the Issuer and the Guarantor shall (at its own expense) do all such things and make all such entries in the Issuer’s and the Guarantor’s respective registers of members and execute all such documents, whether at the request of the Trustee, on behalf of the relevant Bondholders or otherwise (including the execution of such instruments of transfer on behalf of the relevant Bondholders) as may be necessary to effect such exchange of Preference Shares.

Conversion Rights are not exercisable in respect of any specific Preference Shares or Ordinary Shares and no Preference Shares or Ordinary Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer and the Guarantor in respect of the delivery of Preference Shares or Ordinary Shares.

(b)	Share Exchange Rights

The following is a summary of the Articles of the Issuer in effect as of the date of these Conditions relating to the Share Exchange Rights. The Articles of the Issuer are separate from, and do not form part of these Conditions.

(i)	Exercise of Share Exchange Rights

The number of Ordinary Shares to be issued on the exercise of a Share Exchange Right shall be determined by dividing the Paid-up Value in respect of the relevant Preference Shares (translated into sterling at the Fixed Rate of Exchange) by the exchange price (the Exchange Price) in effect on the relevant Conversion Date. The initial Exchange Price is £0.0826 (which, on the basis of the Fixed Rate of Exchange, is equal to US$0.1253) per Ordinary Share and the Exchange Price shall thereafter be subject to adjustment in the circumstances described in the Articles of the Issuer as summarised in paragraph (ii) below.

Fractions of Ordinary Shares will not be issued and no cash payment or adjustment will be made in lieu thereof. However, if a Share Exchange Right in respect of more than one Preference Share is deemed to be exercised at any one time such that Ordinary Shares in respect of such exercise are to be issued to the same person, the number of Ordinary Shares to be issued in respect thereof shall be calculated on the basis of the aggregate Paid-up Value of such Preference Shares.

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(ii)	Adjustment of Exchange Price

Upon the happening of any of the events described below, the Exchange Price shall be adjusted as follows:

(A)	Consolidation or Subdivision: If and whenever there shall be an alteration to the nominal value of the Ordinary Shares as a result of consolidation or subdivision, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such alteration by the following fraction:

where:

A is the nominal amount of one Ordinary Share immediately after such alteration; and

B is the nominal amount of one Ordinary Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(B)	Capitalisation of Profits or Reserves: If and whenever the Guarantor shall issue any Ordinary Shares credited as fully paid to the holders of Ordinary Shares (the Shareholders) by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Ordinary Shares, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to such issue by the following fraction:

where:

A is the aggregate nominal amount of the issued Ordinary Shares immediately before such issue; and

B is the aggregate nominal amount of the issued Ordinary Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(C)	Capital Distribution: If and whenever the Guarantor shall pay or make any Capital Distribution (as defined below) to the Shareholders, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

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A is the Current Market Price (as defined below at the end of this paragraph (b)) of one Ordinary Share on the Effective Date.

B is the portion of the Fair Market Value (as defined below) of the Capital Distribution attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Ordinary Shares entitled to receive the relevant Capital Distribution (or, in the case of a purchase of Ordinary Shares or any receipts or certificates representing shares by or on behalf of the Guarantor or any Subsidiary of the Guarantor, by the number of Ordinary Shares in issue immediately prior to such purchase).

Such adjustment shall become effective on the Effective Date or, in any such case if later, the first date upon which the Fair Market Value of the Capital Distribution is capable of being determined as provided herein.

As used in this sub-paragraph (C) and also, in the case of Spin-Off Securities, elsewhere:

Capital Distribution means:

(1)	a Spin-Off (in which case, the Capital Distribution shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets); or

(2)	any Dividend (in which case the Capital Distribution shall be the Fair Market Value of such Dividend).

For the purposes of the above, the Fair Market Value of a Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” below and in the definition of “Fair Market Value” below) be determined as at the Effective Date.

In making any such calculation, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or subdivision of any Ordinary Shares or the issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

Dividend means any dividend or distribution (excluding a Spin-Off) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(1)	where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a cash Dividend, then for the purposes of this definition the Dividend in question shall be treated as a Dividend of the greater of (i) such cash Dividend and (ii) the Fair Market Value (as at the Effective Date in respect of the relevant Dividend or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or if later, the date on which the number of Ordinary Shares (or amount of property or

42

assets, as the case may be) which may be issued or delivered is determined) of such Ordinary Shares or other property or assets;

(2)	any issue of Ordinary Shares falling within paragraph (b)(ii) shall be disregarded;

(3)	a purchase or redemption of share capital of the Guarantor by the Guarantor or any Subsidiary of the Guarantor shall not constitute a Dividend unless, in the case of purchases of Ordinary Shares by or on behalf of the Guarantor or any of its Subsidiaries, the Volume Weighted Average Price per Ordinary Share (before expenses) on any one day in respect of such purchases exceeds by more than 5 per cent the Volume Weighted Average Price of an Ordinary Share on the five dealing days immediately preceding either (1) that day, or (2) where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases or redemptions approved by a general meeting of Shareholders of the Guarantor or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Ordinary Shares at some future date at a specified price, the date of such announcement or, if in the case of either (1) or (2), the relevant day is not a dealing day, the immediately preceding dealing day, in which case such purchase shall be deemed to constitute a Dividend to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased by the Guarantor or, as the case may be, any of its Subsidiaries exceeds the product of (i) 105 per cent of the Volume Weighted Average Price of the Ordinary Shares determined as aforesaid and (ii) the number of Ordinary Shares so purchased; and

(4)	if the Guarantor or any of its Subsidiaries shall purchase any receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

Fair Market Value means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the fair market value (a) of such Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Price of such Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on such date (or, if later, the first such dealing day such Spin-Off Securities, options, warrants or other rights are publicly traded); and (iv) in the case of (i) converted into sterling (if declared or paid in a currency other than sterling) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in sterling; and in any other case, converted into sterling (if expressed in a currency other than sterling) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

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Effective Date means, in respect of this sub-paragraph (C), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or, in the case of a Spin-Off, on the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

Spin-Off means:

(1)	a distribution of Spin-Off Securities by the Guarantor to Shareholders as a class; or

(2)	any transfer of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Guarantor) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Guarantor or any of its Subsidiaries.

Spin-Off Securities means equity share capital of an entity other than the Guarantor.

(D)	Shares, Rights and Share-Related Securities Issues to Shareholders: If and whenever the Guarantor shall issue Ordinary Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at a price per Ordinary Share which is less than 95 per cent of the Current Market Price per Ordinary Share on the Effective Date, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

A is the number of Ordinary Shares in issue on the Effective Date;

B is the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C is the number of Ordinary Shares issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (D), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

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(E)	Rights Issues of Other Securities to Shareholders: If and whenever the Guarantor shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

A is the Current Market Price of one Ordinary Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (E), the first date on which the Ordinary Shares are traded ex- the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(F)	Issues of Shares at less than Current Market Price: If and whenever the Guarantor shall issue (otherwise than as mentioned in sub-paragraph (D) above) any Ordinary Shares (other than Ordinary Shares issued on the exercise of Conversion Rights or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares) wholly for cash or no consideration or issue or grant (otherwise than as mentioned in sub-paragraph (D) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (other than the Bonds, which term shall include any further bonds issued pursuant to Condition 20 and consolidated and forming a single series with the Bonds and other than the Preference Shares), in each case at a price per Ordinary Share which is less than 95 per cent of the Current Market Price per Ordinary Share on the Effective Date, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such additional Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options,

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warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (F), the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(G)	Other Issues at less than Current Market Price: If and whenever the Guarantor or any Subsidiary of the Guarantor or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary of the Guarantor) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (D), (E) or (F) above) shall issue wholly for cash or no consideration any Securities (other than the Bonds), which term shall for this purpose exclude any further bonds issued pursuant to Condition 20 and consolidated and forming a single series with the Bonds and other than the Preference Shares) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent of the Current Market Price per Ordinary Share on the Effective Date, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued by the Guarantor for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued or otherwise made available);

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share; and

C is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (G) the Specified Date) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are

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converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (G), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (G), the date of issue of such Securities or, as the case may be, the grant of such rights.

(H)	Amendment of Terms of Rights or Share-Related Securities: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Bonds and any further bonds issued pursuant to Condition 20 and consolidated and forming a single series therewith and other than the Preference Shares) as are mentioned in sub-paragraph (G) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent of the Current Market Price per Ordinary Share on the Effective Date, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately prior to the Effective Date by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, by the Guarantor or any Subsidiary of the Guarantor (or at the direction or request or pursuant to any arrangements with the Guarantor or any Subsidiary of the Guarantor) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued or otherwise made available on conversion);

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall determine in good faith appropriate for any previous adjustment under this sub-paragraph (H) or sub-paragraph (G) above.

Provided that if at the time of such modification (as used in this sub-paragraph (H) the Specified Date) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable

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feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph (H), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (H), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(I)	Other Offers to Shareholders: If and whenever the Guarantor or any Subsidiary of the Guarantor or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary of the Guarantor) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Exchange Price falls to be adjusted under sub-paragraphs (B), (C), (D), (F) or (G) above or (J) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent of the Current Market Price per Ordinary Share on the relevant dealing day) or under sub-paragraph (E) above) the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the Effective Date by the following fraction:

where:

A is the Current Market Price of one Ordinary Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

Effective Date means, in respect of this sub-paragraph (I), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(J)	Change of Control: If an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate (as defined in Section 988(1) of the Companies Act 2006) of the offeror), to acquire all or a majority of the issued ordinary share capital of the Guarantor or if any person proposes a scheme with regard to such acquisition (other than an Exempt Newco Scheme) and (such offer or scheme having become or been declared unconditional in all respects) the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Guarantor has become unconditionally vested in the offeror and/or such associate as aforesaid (a Relevant Event), the Exchange Price (the Change of Control Exchange Price) shall be determined as set out below (but in each case adjusted, if appropriate, proportionately on each adjustment to the Exchange Price under the foregoing sub-paragraphs and

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sub-paragraph (K) below), provided that the Change of Control Exchange Price shall only apply to Bonds in respect of which Conversion Rights are duly exercised and the Conversion Date falls within the period (the Relevant Event Period) commencing on the date the Relevant Event occurs and ending on the date 60 days following the occurrence of the Relevant Event or, if later, 60 days following the date on which notice of such Relevant Event is given to Bondholders by or on behalf of the Issuer or the Guarantor:

COCEP = OEP/(1+ (EP x c/t))

where:

COCEP	=	means the Change of Control Exchange Price
OEP	=	means the Exchange Price in effect immediately prior to the Relevant Event
EP	=	means 50 per cent (expressed as fraction)
c	=	means the number of days from and including the date the Relevant Event occurs to but excluding the Final Maturity Date
t	=	means the number of days from and including the Issue Date to but excluding the Final Maturity Date

Exempt Newco Scheme means a Newco Scheme (as defined below) where immediately after completion of the relevant scheme of arrangement or analogous proceeding the ordinary shares of Newco (as defined below) are (1) admitted to trading on the Relevant Stock Exchange or (2) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Guarantor or Newco may determine.

Newco Scheme means a scheme of arrangement which effects the interposition of a limited liability company (Newco) between the Shareholders of the Guarantor immediately prior to the scheme of arrangement (the Existing Shareholders) and the Guarantor; provided that only ordinary shares of Newco are issued to Existing Shareholders and that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders and that all Subsidiaries of the Guarantor immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Guarantor) are Subsidiaries of the Guarantor (or of Newco) immediately after the scheme of arrangement.

(K)	Other Events: If the Guarantor (after consultation with the Trustee) determines that an adjustment should be made to the Exchange Price as a result of one or more circumstances not referred to above in this paragraph (b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (A) to (J) above), the Guarantor shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine in good faith as soon as practicable what adjustment (if any) to the Exchange Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (K) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this paragraph (b) have already resulted or will result in an adjustment to the Exchange Price or where the events or circumstances giving rise to any adjustment arise by

49

virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Exchange Price or where more than one event which gives rise to an adjustment to the Exchange Price occurs within such a short period of time that, in the opinion of the Guarantor, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Ordinary Shares pursuant to the exercise of Conversion Rights shall not result in an adjustment to the Exchange Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (D), (F), (G) and (H), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(2)	(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the aggregate consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Guarantor to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(3)	if the consideration or price determined pursuant to (1) or (2) above (or any component thereof) shall be expressed in a currency other than sterling it shall be converted into sterling at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the relevant Effective Date;

(4)	in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or otherwise in connection therewith; and

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(5)	an adjustment shall not be made pursuant to sub-paragraphs (G) or (I) in respect of an issue or offer by or on behalf of an entity which is a Subsidiary of the Guarantor (but which is not a Subsidiary of the Guarantor) unless (1) the same is also made at the direction or request of or pursuant to any arrangements with the Guarantor or any of its Subsidiaries and (2) (in the case of sub-paragraph (G)) the relevant Ordinary Shares have been issued or are issued or are to be issued by the Guarantor in connection with or in contemplation of the relevant issue or offer.

In addition, the following expressions have the following meanings:

Current Market Price means, in respect of an Ordinary Share at a particular date, the average of the Volume Weighted Average Price of an Ordinary Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(1)	if the Ordinary Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date relating to such Dividend (or entitlement) (excluding, in any case, any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom); or

(2)	if the Ordinary Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date of such Dividend or entitlement (excluding, in any case, any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom), and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days, then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

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Independent Financial Adviser means a financial institution of international repute appointed by the Issuer or the Guarantor at its own expense and, in any such case, approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer and the Guarantor fail to make such appointment, such failure has been notified to the Trustee and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion), and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification to the Issuer and the Guarantor.

Securities includes, without limitation, shares in the share capital of the Guarantor and options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Guarantor.

Volume Weighted Average Price means, in respect of an Ordinary Share or, as the case may be, a Spin-Off Security on any dealing day, the volume-weighted average price of an Ordinary Share or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from Bloomberg page VAP or (in the case of a Spin-Off Security) from the principal stock exchange or securities market on which such Spin-Off Securities are then listed or quoted or dealt in, if any, or, if such page is not available, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as the Independent Financial Adviser might otherwise determine in good faith to be appropriate.

References to any issue or offer or grant to Shareholders as a class or by way of rights shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

For the purposes of paragraphs (i) and (ii) above, and paragraphs (iii), (v) and (vi) below, (i) references to the issue of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares by the Guarantor or any of its Subsidiaries, whether newly issued and allotted or previously existing or held by or on behalf of the Guarantor or any of its Subsidiaries, and (ii) Ordinary Shares held by or on behalf of the Guarantor or any of its Subsidiaries (and which, in the case of sub-paragraphs (D) and (F) above, do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

(iii)	Retroactive Adjustments

If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (b)(ii) (iii), (iv), (v) and (ix), or any such issue as is mentioned in paragraphs (b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under paragraphs (b) (such

52

adjustment, a Retroactive Adjustment), in circumstances where such Bond is to be converted into Preference Shares, the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued to the exchanging holder of Preference Shares, in accordance with the instructions contained in the Conversion Notice, such additional number of Ordinary Shares (if any) (the Additional Shares) as, together with the Ordinary Shares issued or to be issued on such exchange (together with any fraction of an Ordinary Share not so issued), is equal to the number of Ordinary Shares which would have been required to be issued on exchange of such Preference Share if the relevant adjustment (more particularly referred to in the said provisions of paragraphs (b)) to the Exchange Price had in fact been made and become effective immediately after the relevant Conversion Date. In such circumstances, the Issuer shall procure that the Additional Shares are issued to or as directed by the relevant Bondholder in the relevant Conversion Notice. Such Additional Shares will be allotted as at the relevant Conversion Date or as at the date of issue of Ordinary Shares if the adjustment results from an issue of Ordinary Shares.

(iv)	Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Exchange Price, and following consultation between the Issuer, the Guarantor and an Independent Financial Adviser a written opinion of such Independent Financial Adviser in respect of such adjustment to the Exchange Price shall be conclusive and binding on all concerned, save in the case of manifest error.

(v)	Ordinary Shares may not be Issued at a Discount

The Exchange Price may not be reduced so that, on conversion of the Bonds, Ordinary Shares would fall to be issued at a discount to their nominal or par value.

(vi)	Employees’ Share Schemes

No adjustment will be made to the Exchange Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Guarantor or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person, in any such case pursuant to any employees’ share scheme (as defined in Section 1166 of the Companies Act 2006).

(vii)	Rounding Down and Notice of Adjustment to the Exchange Price

On any adjustment, the resultant Exchange Price, if not an integral multiple of £0.01, shall be rounded down to the nearest whole multiple of £0.01. No adjustment shall be made to the Exchange Price where such adjustment (rounded down if applicable) would be less than one per cent of the Exchange Price then in effect. Any adjustment not required to be made, and/or any amount by which the Exchange Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Notice of any adjustments to the Exchange Price shall be given by the Issuer to Bondholders in accordance with Condition 19 promptly after the determination thereof.

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(c)	Procedure for Conversion and Exchange

A Conversion Right may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond to the specified office of any Paying, Transfer, Conversion and Exchange Agent at its own expense, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a Conversion Notice) in the form (for the time being current) obtainable from the Registrar or any Paying, Transfer, Conversion and Exchange Agent.

Conversion Rights shall be exercised subject in each case to any fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Registrar or the Paying, Transfer, Conversion and Exchange Agent to whom the relevant Conversion Notice is delivered is located.

A Conversion Right may be exercised only in respect of an Authorised Denomination.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the Conversion Date) shall be the London business day immediately following the date of such delivery and, if applicable, the making of any payment to be made by the Bondholder as provided below.

A Bondholder exercising a Conversion Right must pay any taxes and capital, stamp, issue and registration duties, stamp duty reserve tax or similar taxes or duties arising on conversion (other than any taxes or capital, stamp, issue and registration duties, stamp duty reserve tax or similar duties or taxes payable in Jersey, Belgium, Luxembourg or the United Kingdom or in any other jurisdiction in which the Issuer and/or the Guarantor may be domiciled or resident or to whose taxing jurisdiction it may generally be subject, in respect of the allotment and issue of any Preference Shares on such conversion or on transfer of the Preference Shares to the Guarantor on exchange of the Preference Shares or in respect of the allotment, issue or transfer and delivery of any Ordinary Shares issued on exchange of the Preference Shares, including any stamp duty or stamp duty reserve tax payable under Sections 67, 70, 93 or 96 of the Finance Act 1986 (including any Additional Shares), which shall be paid by the Issuer or the Guarantor) and such Bondholder must pay all, if any, other taxes arising by reference to any disposal or deemed disposal of a Bond, any interest therein or any Preference Share in connection with such conversion and exchange.

Ordinary Shares to be issued on exchange of the Preference Shares (including any Additional Shares) will be issued in uncertificated form through the dematerialised securities trading system operated by Euroclear UK and Ireland Limited, known as CREST, unless at the time of issue, the Ordinary Shares are not a participating security in CREST, in which case they will be issued in certificated registered form.

Where Ordinary Shares are to be issued through CREST, they will be delivered to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than seven London business days following the relevant Conversion Date (or, in the case of any Additional Shares, not later than seven London business days following the date (the Reference Date) the relevant Retroactive Adjustment takes effect) (the Settlement Date). Where Ordinary Shares are to be issued in certificated form, a certificate in respect thereof will be dispatched by ordinary mail free of charge (but uninsured and at the risk of the recipient) to the relevant Bondholder or as it may direct in the relevant Conversion Notice) within 14 days following the relevant Conversion Date or, as the case may be, the Reference Date.

The Ordinary Shares to be issued on exercise of Share Exchange Rights will not be available for issue (i) to, or to a nominee or agent for, Euroclear Bank SA/NV as operator of the Euroclear System or Clearstream Banking, société anonyme or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business

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is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the abolition day as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

(d)	Purchase or Redemption by the Guarantor of its Own Shares

The Guarantor or any Subsidiary of the Guarantor may exercise such rights as it may from time to time enjoy to purchase or redeem any shares of the Guarantor (including Ordinary Shares) or any receipts or certificates representing any such shares (including Ordinary Shares) without the consent of the Bondholders.

(e)	Ranking

(i)	Ordinary Shares issued upon exchange will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date or, in the case of Additional Shares, on the relevant Reference Date (except in any such case for any right excluded by mandatory provisions of applicable law), except that the Ordinary Shares or, as the case may be, the Additional Shares so issued will not rank for any rights, distributions or entitlement where the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 8(f), no payment or adjustment shall be made on conversion and exchange for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date).

(f)	Interest on Conversion

If an Optional Redemption Notice is given on or after the fifteenth London business day prior to a record date in respect of any Dividend or distribution payable in respect of the Ordinary Shares, which record date has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Issue Date) (whether such notice is given before, on or after such record date) and where such notice specifies an Optional Redemption Date falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised and in any such case in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Issue Date) to but excluding such Conversion Date. The Issuer shall pay any such interest or procure that any such interest is paid by not later than 14 days after the relevant Conversion Date by transfer to a US Dollar account maintained with a branch of a bank in New York City, in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(g)	Preference Shares

(i)	Preference Shares allotted pursuant to these Conditions will be fully paid and will rank pari passu with all (if any) fully paid Preference Shares then in issue except that the Preference Shares so allotted will not rank for any dividend or other distribution declared, paid or made by reference to a record date prior to such Conversion Date.

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(ii)	Preference Shares will be allotted as of the relevant Conversion Date and will be allotted in the name of the holder of the Bond completing the relevant Conversion Notice or of his nominee.

(h)	Cash Settlement

Notwithstanding the provisions of Condition 8(a), the Issuer shall have the option by delivering a Cash Settlement Notice no later than the third dealing day after the Conversion Date, in lieu of its obligation on the exercise of a Conversion Right into one fully paid Preference Share, allotted at a price equal to the Paid-up Value, to forthwith procure that such Preference Share is exchanged immediately, pursuant to the Articles of the Issuer and the terms of the Deed Poll and as contemplated by these Conditions, for Ordinary Shares, to make a payment on the relevant Settlement Date of a sum in cash (in pound Sterling or such other currency as may be relevant to the trading of the Ordinary Shares) equal to the Cash Value of the Ordinary Shares. The Issuer may exercise its right under this Condition 8(h) in respect of any Bonds the subject of exercise of the Conversion Right in whole or in part and as often as it thinks fit.

Cash Settlement Notice means a notice in writing from the Issuer, with a copy to the Principal Paying, Transfer, Conversion and Exchange Agent, to the relevant Bondholder at the address specified in the Conversion Notice so delivered by such Bondholder.

Cash Value means (subject as the context may otherwise require) the product of the relevant number of Ordinary Shares due to be delivered pursuant to the exercise of the Conversion Right multiplied by the Current Market Price per Ordinary Share at close of business on the last dealing day preceding the date of the Cash Settlement Notice as calculated by the Principal Paying, Transfer, Conversion and Exchange Agent.

(i)	Relevant Event Notice

Within 14 days following the occurrence of a Relevant Event, the Issuer or the Guarantor shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 19 (a Relevant Event Notice). Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and the Exchange Price applicable in consequence of the Relevant Event, calculated in accordance with the Articles of the Issuer and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 9(d). The Relevant Event Notice shall also specify:

(i)	all information material to Bondholders concerning the Relevant Event;

(ii)	the Exchange Price immediately prior to the occurrence of the Relevant Event and the Exchange Price applicable pursuant to the Articles of the Issuer during the Relevant Event Period;

(iii)	the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of such notice;

(iv)	the last day of the Relevant Event Period;

(v)	the Relevant Event Put Date; and

(vi)	such other information relating to the Relevant Event as the Trustee may require.

The Trustee shall not be under any duty to monitor or to take any steps to ascertain whether a Relevant Event or any event or circumstance which could lead to a Relevant Event or give rise to an adjustment to the Exchange Price has occurred or may occur and the Trustee will not be responsible to any person for any loss arising from any failure by it to do so.

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9	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 9(b), and may only be redeemed by the Bondholders prior to the Final Maturity Date in accordance with Condition 9(d).

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an Optional Redemption Notice) to the Trustee and to the Bondholders in accordance with Condition 19, the Issuer may redeem all but not some only of the Bonds on the date (the Optional Redemption Date) specified in the Optional Redemption Notice at their principal amount, together with accrued interest to such date:

(i)	at any time on or after 18 March 2018, if the Aggregate Value for not less than 20 dealing days in any period of 30 consecutive dealing days ending not more than 14 days prior to the giving of the relevant Optional Redemption Notice, exceeds US$1,500; or

(ii)	if, at any time prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases and/or redemptions effected in respect of 90 per cent or more in principal amount of the Bonds originally issued.

For the purposes of Condition 9(b)(ii), the principal amount of the Bonds originally issued shall be the aggregate of the principal amount of the Bonds, including any further bonds issued pursuant to Condition 20 and consolidated and forming a single series with the Bonds.

(c)	Redemption Notices

Any Optional Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date, (ii) the Exchange Price, (iii) the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice, and (iv) the last day on which Conversion Rights may be exercised by Bondholders.

(d)	Redemption at the Option of Bondholders

Following the occurrence of a Relevant Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Relevant Event Put Date at 101 per cent of its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must present such Bond at the specified office of any Paying, Transfer, Conversion and Exchange Agent together with a duly completed and signed notice of exercise (a Relevant Event Put Exercise Notice), in the form for the time being current, obtainable from the specified office of any Paying, Transfer, Conversion and Exchange Agent at any time during the Relevant Event Period. The Relevant Event Put Date shall be the fourteenth day after the expiry of the Relevant Event Period.

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Payment in respect of any such Bond shall be made by transfer to a US Dollar account with a bank in New York City specified by the relevant Bondholder in the Relevant Event Put Exercise Notice.

A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Relevant Event Put Exercise Notices delivered as aforesaid on the Relevant Event Put Date.

(e)	Purchase

Subject to the requirements (if any) of the stock exchange on which the Bonds may be listed at the relevant time, the Issuer or the Guarantor or any Subsidiary of the Guarantor may at any time purchase Bonds in the open market or otherwise at any price. Such Bonds may be held, resold or reissued, or, at the option of the Issuer or the Guarantor, surrendered to any Paying, Transfer, Conversion and Exchange Agent for cancellation.

(f)	Cancellation

All Bonds in respect of which Conversion Rights are exercised or which are otherwise redeemed pursuant to this Condition 9 will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer or the Guarantor or any Subsidiary of the Guarantor may be surrendered for cancellation or may be held, reissued or resold.

(g)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 9, the first of such notices to be given shall prevail.

10	Payments

(a)	Method of Payment

Payment of the principal amount of the Bonds and of interest due other than on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date and subject to surrender of the Bonds, at the specified office of the Registrar or any Paying, Transfer, Conversion and Exchange Agent by transfer to a US Dollar account maintained by the payee with a bank in New York City. Payments of interest due in respect of Bonds on an Interest Payment Date shall be made to the persons shown in the Register at the close of business on the Record Date.

Payments of all other amounts will be made as provided in these Conditions.

(b)	Payments Subject to Fiscal Laws

All payments are subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(c)	Non-Business Days

A Bond may only be presented for payment on a day which is a business day in the place of presentation and surrender and a business day in Luxembourg, London and New York City and if payment is due on any other day, a Bond may not be presented for payment prior to the next following day which is a business day in the place of presentation and surrender and a business day in Luxembourg, London and New York City. No further interest or other payment will be made as a consequence of the day on which the

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relevant Bond may be presented for payment under this Condition 10(c) falling after the due date.

(d)	Paying, Transfer, Conversion and Exchange Agents, etc.

The initial Paying, Transfer, Conversion and Exchange Agents and their initial specified offices are listed below. The Issuer and the Guarantor reserve the right under the Agency Agreement at any time, with the prior written approval of the Trustee (which approval shall not be unreasonably withheld or delayed), to vary or terminate the appointment of any Paying, Transfer, Conversion and Exchange Agent or the Registrar and appoint additional or other Paying, Transfer, Conversion and Exchange Agents or another Registrar, provided that they will maintain (i) a Principal Paying, Transfer, Conversion and Exchange Agent, (ii) a Registrar with a specified office outside the United Kingdom and (iii) a Paying, Transfer, Conversion and Exchange Agent with a specified office in a European Union Member State, if any, that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in the Paying, Transfer, Conversion and Exchange Agents or their specified offices will promptly be given to the Bondholders in accordance with Condition 19.

(e)	Fractions

Each payment by the Issuer or the Guarantor to a Bondholder will be rounded down to the nearest unit of the relevant currency.

11	Taxation

All payments in respect of the Bonds by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Jersey or the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. Neither the Issuer nor the Guarantor shall be required to pay any additional or further amounts in respect of such deduction or withholding.

12	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), (but in the case of the happening of any of the events mentioned in sub-paragraphs (b), (e), (h), (i) or (m) below and, in relation to Principal Subsidiaries only (f) and (g) below, only if the Trustee shall have certified in writing to the Issuer and the Guarantor that such event is, in its opinion, materially prejudicial to the Bondholders), give notice to the Issuer and the Guarantor that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each, an Event of Default) shall have occurred and is continuing:

(a)	Non Payment: if default is made for a period of 7 days in the case of principal or, subject to the provisions of Condition 7(c), 14 days in the case of interest in the payment of any sum due in respect of the Bonds or any of them; or

(b)	Breach of Other Obligations: if the Issuer or the Guarantor fails to perform or observe any of its other obligations (or any provision expressed as an obligation whether or not enforceable as such) under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of

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remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 30 days next following the service by the Trustee of notice on the Issuer or the Guarantor requiring the same to be remedied; or

(c)	Cross-Default: if (i) any other indebtedness for borrowed money of the Issuer or the Guarantor or any Principal Subsidiary becomes (or becomes capable of being declared) due and repayable prior to its stated maturity by reason of an event of default howsoever described or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (whenever agreed) or (iii) the Issuer or the Guarantor or any Principal Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer or the Guarantor or any Principal Subsidiary for any indebtedness for borrowed money of any person or for any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security, save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be (or shall become capable of being declared) due and payable, provided that (in relation to each of (i) to (iv) above) the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred exceeds US$10,000,000 (or its equivalent in other currencies); or

(d)	Winding-up: if an order shall be made by any competent court or any resolution shall be passed for the winding-up or dissolution of the Issuer or the Guarantor, save, in the case of the Guarantor, for the purposes of or pursuant to a Newco Scheme (in circumstances where, in accordance with these Conditions and the Trust Deed, Newco is substituted under the Bonds and the Trust Deed as obligor under the Guarantee in place of the Guarantor and such adjustments are made to these Conditions and the Trust Deed to ensure that the Bonds may be converted into ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed) or for the purposes of any other amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(e)	Winding-up of a Principal Subsidiary: if any order shall be made by any competent court or any resolution shall be passed for the winding-up or dissolution of a Principal Subsidiary, save for the purposes of any amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (A) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary (which are attributable to the shares in such Principal Subsidiary which are held by the Guarantor or any of its other Subsidiaries) are transferred to the Guarantor or any of its other Subsidiaries or (B) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(f)	Cessation of Business: if the Issuer or the Guarantor or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of or pursuant to a Spin-Off or a Newco Scheme (in circumstances where, in accordance with these Conditions and the Trust Deed, Newco is substituted under the Bonds and the Trust Deed as obligor under the Guarantee in place of the Guarantor and such adjustments are made to these Conditions and the Trust Deed to ensure that the Bonds may be converted into ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed) or for the purposes of any amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer, the Guarantor or such Principal Subsidiary and under which all or substantially all of its assets are transferred to the Guarantor or another Subsidiary of the Guarantor or to a transferee or transferees which is or are, or immediately upon such transfer become(s), a

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Principal Subsidiary or Principal Subsidiaries or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Guarantor or a Principal Subsidiary on an arm’s length basis or (iii) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(g)	Insolvency: if the Issuer or the Guarantor or any Principal Subsidiary shall suspend or announce its intention to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts generally (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors generally under Part I of the Insolvency Act 1986; or

(h)	Security Enforced: if any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Guarantor or any Principal Subsidiary over, in the opinion of the Trustee, a material part of its assets becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator or other similar official in relation to the Issuer or the Guarantor or any Principal Subsidiary or in relation to the whole or, in the opinion of the Trustee, a substantial part of the undertaking or assets of any of them) and such enforcement is not stopped within 60 days; or

(i)	Enforcement Proceedings: a distress, attachment, execution or other process shall be levied or enforced upon or sued out against, or any encumbrance shall take possession of, the whole or in the opinion of the Trustee, a substantial part of the assets of the Issuer, the Guarantor or any Principal Subsidiary and in any of the foregoing cases it or he shall not be paid out or discharged within 60 days; or

(j)	Ownership: if the Issuer ceases to be wholly-owned by the Guarantor or any Principal Subsidiary; or

(k)	Guarantee: if the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(l)	Nationalisation: any governmental authority or agency or any person acting on behalf of any governmental authority or agency seizes, compulsorily acquires, expropriates or nationalises all or a substantial part of the assets of the Issuer, the Guarantor or any Principal Subsidiary; or

(m)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to under any of the foregoing paragraphs.

13	Undertakings

(a)	Deed Poll

Whilst any Conversion Right or any Share Exchange Right remains exercisable, the Guarantor will, save with the approval of an Extraordinary Resolution or the prior written approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval or, in the case of an amendment to the Deed Poll, unless the amendment is agreed by the Trustee as provided in Condition 16(b), perform all of its obligations under, and not make any amendment to, the Deed Poll.

(b)	Undertakings of the Guarantor

Whilst any Conversion Right or any Share Exchange Right remains exercisable, the Guarantor will, save with the approval of an Extraordinary Resolution or with the approval

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of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	be the beneficial owner, directly or indirectly, of not less than 100 per cent of the ordinary share capital of the Issuer;

(ii)	at all times keep available for issue free from pre-emptive rights (where necessary) out of its authorised but unissued capital sufficient authorised but unissued Ordinary Shares to enable the obligation of the Issuer to procure that Preference Shares be exchanged for Ordinary Shares pursuant to the exercise of a Share Exchange Right and all other rights of subscription and exchange for Ordinary Shares, to be satisfied in full at the current subscription prices or exchange prices;

(iii)	other than in connection with a Newco Scheme, not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than (A) by the issue of fully paid Ordinary Shares or other shares or Securities to the holders of Ordinary Shares and other holders of shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive Ordinary Shares or other shares or Securities on a capitalisation of profits or reserves, or (B) by the issue of Ordinary Shares paid up in full out of distributable profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend, or (C) by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares) on a capitalisation of profits or reserves, unless in any such case the same gives rise (or would, but for the provisions of the Articles of the Issuer, give rise) to an adjustment to the Exchange Price in accordance with the terms of the Articles of the Issuer;

(iv)	not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this sub-paragraph (iv) shall prevent (A) the issue of equity share capital to employees or former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) (or the spouse or relative of any such person) whether of the Guarantor or any of its subsidiary or associated companies by virtue of their office or employment pursuant to any employees’ share scheme as defined in Section 1166 of the Companies Act 2006 now in existence or which may in the future be approved by the Guarantor in general meeting, or (B) any consolidation or sub-division of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa, or (C) any modification of such rights, or any such issue which is not, in the determination in good faith of an Independent Financial Adviser, materially prejudicial to the interests of the Bondholders, or (D) without prejudice to any rule of law or legislation, the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form to certificated form) or the amendment of the Articles of Association of the Guarantor to enable title to Securities of the Guarantor (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of the Guarantor made in connection with the matters described in this sub-paragraph (iv) or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures), or (E) any issue of equity share capital where the issue of such equity share capital results (or would, but for the provisions of any other Condition or the Articles of the Issuer, otherwise result) in an adjustment of the Exchange Price, or (F) any issue of equity share capital pursuant to the exercise of any warrants or options relating to the Guarantor and

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issued prior to 30 January 2015, or (G) any issue of equity share capital or modification of rights attaching to the Ordinary Shares where prior thereto the Guarantor shall have instructed an Independent Financial Adviser to determine in good faith what (if any) adjustments should be made to the Exchange Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined in good faith either that no adjustment is required or that an adjustment is required and, if so, the new Exchange Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(v)	procure that no securities (whether issued by the Guarantor or any of its Subsidiaries or procured by the Guarantor or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Ordinary Shares shall subsequently be granted such rights at a consideration per Ordinary Share which is less than 95 per cent of the Current Market Price per Ordinary Share at close of business on the last dealing day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would but for the provisions of the Articles of the Issuer give rise) to an adjustment of the Exchange Price and that at no time shall there be in issue Ordinary Shares of different nominal values save where such Ordinary Shares have the same economic rights;

(vi)	not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of the Bonds and the exchange of the Preference Shares, Ordinary Shares would (but for the provisions of the Articles of the Issuer) have to be issued at a discount or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

(vii)	not reduce its issued ordinary share capital, ordinary share premium account or capital redemption reserve or any uncalled liability in respect thereof except (A) pursuant to the terms of issue of the relevant ordinary share capital, or (B) by means of a purchase or redemption of ordinary share capital of the Guarantor, or (C) as permitted by Sections 610(2) and (3) of the Companies Act 2006, or (D) where the reduction does not involve any distribution of assets, or (E) where the reduction results in (or would but for the provisions of the Articles of the Issuer result in) an adjustment to the Exchange Price under the provisions of the Articles of the Issuer or is otherwise taken into account for the purposes of determining whether such an adjustment should be made, or (F) solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed; or (G) a reduction of share premium account to facilitate the writing off of goodwill arising on consolidation which requires the confirmation of the High Court and which does not involve the return, either directly or indirectly, of an amount standing to the credit of the share premium account of the Guarantor and in respect of which the Guarantor shall have tendered to the High Court such undertaking as it may require prohibiting, so long as any of the Bonds remains outstanding, the distribution (except by way of capitalisation issue) of any reserve which may arise in the books of the Guarantor as a result of such reduction; or (H) by way of transfer of reserves as permitted under applicable laws; or (I) to create distributable reserves; or (J) pursuant to a Newco Scheme;

(viii)	if any offer is made to all (or as nearly as may be practicable all) holders of Ordinary Shares or all (or as nearly as may be practicable all) such holders other than the offeror and/or any associates of the offeror (as defined in section 988(1) of the Companies Act 2006), to acquire all or a majority of the issued ordinary share capital of the Guarantor, or if any person proposes a scheme (other than an Exempt Newco Scheme) with regard to such acquisition, give notice of such offer or scheme to the Trustee and the Bondholders in accordance with Condition 19, at the same time as any notice thereof is sent to the Guarantor’s shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme

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may be obtained from the specified offices of the Paying, Transfer, Conversion and Exchange Agents and, where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights and/or to the holders of the Bonds;

(ix)	use its reasonable endeavours to ensure that the Ordinary Shares issued upon exchange of any Preference Shares will be admitted to listing and to trading on the Relevant Stock Exchange, and that such Ordinary Shares will be listed, quoted or dealt in on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in;

(x)	in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately upon completion of the scheme of arrangement, at its option, either (a) Newco is substituted under the Bonds and the Trust Deed and the Deed Poll as principal obligor in place of the Issuer and the Guarantor (with the Issuer and the Guarantor providing a joint and several guarantee) subject to and as provided in the Trust Deed or (b) Newco becomes a guarantor under the Bonds and the Trust Deed and the Deed Poll (jointly and severally with the Guarantor) and, in either case, that such other adjustments are made to these Conditions, the Trust Deed, the Deed Poll and Articles of the Issuer to ensure that the Bonds may be converted into or exchanged (whether by the exchange for preference shares or otherwise) for ordinary shares of Newco mutatis mutandis in accordance with and subject to these Conditions, the Trust Deed and the Articles of the Issuer as the Trustee shall, in its opinion, think fit; and

(xi)	in accordance with its obligations under the Deed Poll, undertake to procure the performance by the Issuer of all the Issuer’s obligations with respect to the exercise of the Conversion Rights and the exercise of the Share Exchange Rights.

As used in these Conditions, ordinary share capital has the meaning ascribed to it in Section 1119 of the Corporation Tax Act 2010 and equity share capital has the meaning ascribed to it in Section 548 of the Companies Act 2006.

(c)	Undertakings of the Issuer and the Guarantor

Whilst any Bond remains outstanding, the Issuer will, and the Guarantor will procure that the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	comply with the obligations assumed by it under the Articles of the Issuer and not make any amendment to the Articles of the Issuer which would vary, abrogate or modify the rights appertaining to the Preference Shares;

(ii)	at all times keep available for issue free from pre-emptive rights out of its authorised but unissued capital such number of Preference Shares as would enable all the unexercised Conversion Rights and any other rights of conversion into, subscription for and exchange into Preference Shares to be satisfied in full;

(iii)	not issue any other share capital with rights which are more favourable than the rights attaching to the Preference Shares in respect of dividends or payment of the Paid-up Value thereof or on a return of capital or otherwise;

(iv)	not cause the Paid-up Value of the Preference Shares to be altered (whether by consolidation or sub-division of the Preference Shares or otherwise); and

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(v)	except with the prior written consent of the Trustee pursuant to the Trust Deed, not alter those provisions of the Trust Deed which are expressed to be binding only as between the Issuer and the Guarantor and not directly enforceable by Bondholders, provided that the creation or issue of any class of share capital ranking junior to or pari passu with the Preference Shares as respects rights to dividends and to payment of the paid-up value thereof on a return of capital or otherwise shall be deemed not to be a variation, abrogation or modification of the rights appertaining to the Preference Shares.

(d)	Consolidation, Amalgamation or Merger

The Guarantor will not consolidate with, merge or amalgamate into or transfer its properties and assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a Merger), unless:

(i)	the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed and a deed supplemental to the Deed Poll in form and substance satisfactory to the Trustee, all obligations of the Guarantor under the Trust Deed, the Deed Poll and the Bonds and the performance of every covenant and agreement applicable to it contained therein and shall take such action and provide such undertakings, covenants and indemnities as may be required by the Trustee to ensure that the holder of each Bond then outstanding will have the right (during the period when such Bond shall be convertible) to convert such Bond into the class and amount of shares, cash and other Securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale or transfer; and

(ii)	immediately after giving effect to any such Merger, no Event of Default or Potential Event of Default (as defined in the Trust Deed) shall have occurred or be continuing or would result therefrom as confirmed to the Trustee by (A) a certificate of two directors of the Guarantor and (B) a certificate of two directors of the corporation that would result from such Merger or, as the case may be, a certificate from any such person referred to above.

Such supplemental trust deed shall provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the Articles of the Issuer. The Trustee shall be entitled to require from the Guarantor such opinions, consents, documents and other matters at the expense of the Issuer or the Guarantor in connection with the foregoing as it may consider appropriate and may rely on such opinions, consents and documents without liability to any person. The provisions of this Condition 13(d) shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

(e)	Certificate of Directors

The Issuer and the Guarantor have undertaken in the Trust Deed to deliver to the Trustee annually a certificate of two directors of the Issuer or the Guarantor, as the case may be, as to there not having occurred an Event of Default or a Potential Event of Default or a Relevant Event since the date of the last such certificate, or if such event has occurred, as to the details of such event. The Trustee will be entitled to rely on such certificate and shall not be obliged to independently monitor compliance by the Issuer or the Guarantor with the undertaking set forth in this Condition 13, and shall not be liable to any person for not so doing.

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(f)	Senior Bank Debt Documents

The Issuer and the Guarantor have undertaken in the Trust Deed to use reasonable endeavours to make sure that no Senior Bank Debt Documents (or any other document governing any Permitted Financial Indebtedness) includes or shall at any time include provisions pursuant to which a default would arise solely as a result of the fact that any Sanction has been imposed.

14	Prescription

Claims against the Issuer or the Guarantor in respect of the principal amount, interest or any other amount payable in respect of the Bonds shall become void unless presentation for payment is made as required by Condition 10 within a period of 10 years in the case of principal and five years in the case of interest or any other amounts from the appropriate Relevant Date.

15	Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying, Transfer, Conversion and Exchange Agent or the Registrar for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of such costs and expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer, the Guarantor, the Principal Paying, Transfer, Conversion and Exchange Agent and the Registrar may require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

16	Meetings of Bondholders, Modification and Waiver

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed or the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer, which would vary, abrogate or modify the rights appertaining to the Preference Shares). Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Trustee at the request of Bondholders holding not less than 10 per cent in principal amount of the Bonds for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, except that at any meeting the business of which includes (i) modifying the Final Maturity Date, or any date for payment of interest on the Bonds, (ii) reducing or cancelling the principal amount or the rate of interest payable in respect of, or altering the currency of payment of, the Bonds, (iii) increasing the Exchange Price other than in accordance with the Articles of the Issuer, (iv) modifying or varying the Conversion Rights in respect of the Bonds or the Share Exchange Rights, (v) modifying the rights appertaining to the Preference Shares, (vi) modifying the governing law of the Bonds, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer or the Guarantor (or any previous substitute or substitutes) under Condition 16(c)) or (vii) modifying the provisions in Schedule 3 to the Trust Deed concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution, the quorum shall be one or more persons holding or representing not less than two-thirds in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-quarter in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders shall be binding on all the Bondholders, whether or not they are present at the meeting.

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The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent of the aggregate principal amount of Bonds outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to any modification of (except as mentioned in the Trust Deed) or to the waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Deed Poll or the Articles of the Issuer (in the case of the Articles of the Issuer, which would vary, abrogate or modify the rights appertaining to the Preference Shares) or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders so to do or may agree, and without any such consent as aforesaid, to any modification which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, authorisation, determination or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 19.

(c)	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Bondholders, to the substitution of any other Subsidiary of the Guarantor or of Newco (as provided in Condition 13(b)(x)) in place of the Issuer, or, in the case of a Newco Scheme, in place of the Issuer and the Guarantor, or of any previous substituted company, as principal debtor under the Trust Deed and the Bonds, subject to the Bonds continuing to be convertible, mutatis mutandis as provided in these Conditions, into preference shares in the capital of the substituted company with like rights, mutatis mutandis, to the Preference Shares and to such preference shares being immediately exchangeable for Ordinary Shares mutatis mutandis as provided in the Articles of the Issuer or, in the case of a Newco Scheme, subject to the Bonds being convertible or exchangeable (whether by the exchange for preference shares or otherwise) for ordinary shares of Newco mutatis mutandis, and, other than in the case of a Newco Scheme, the obligations of the Guarantor under the Deed Poll applying mutatis mutandis to such preference shares. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed and/or the Deed Poll, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 19.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular, but without limitation shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantor or any other person any indemnification or payment in respect of

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any tax consequence of any such exercise upon individual Bondholders save to the extent already provided for in the Conditions or the Trust Deed.

17	Enforcement

The Trustee may at any time, at its discretion and without notice, take such steps, actions or proceedings against the Issuer or the Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action or step in relation to the Trust Deed or the Bonds unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

18	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

The Trustee is entitled, inter alia:

(a)	to enter into business transactions with the Issuer or the Guarantor, and/or the Subsidiaries of the Guarantor and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to the Issuer or the Guarantor and/or the Subsidiaries of the Guarantor and any entity related to the Issuer or the Guarantor without accounting for any profit;

(b)	to rely without liability to Bondholders on a report, confirmation or certificate of the Auditors, any accountants, financial advisers or financial institution or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise;

(c)	to accept and rely on any such report, confirmation or certificate where the Issuer or the Guarantor procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall, if so relied upon, be binding on the Issuer, the Guarantor, the Trustee and the Bondholders in the absence of manifest error;

(d)	to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of or consequences for individual Bondholders;

(e)	to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith; and

(f)	to call for and be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed on behalf of the Issuer or the Guarantor by two directors of the Issuer or, as the case may be, the Guarantor as to any fact or matter upon which the Trustee may, in the exercise of any of its trusts, duties, powers, authorities, rights and discretions under the Trust Deed, require to be satisfied or have information, or to the effect that in the opinion of the person so certifying any particular transaction or thing is expedient, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Trustee acting on such certificate.

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19	Notices

All notices regarding the Bonds will be valid if sent to the address of the relevant Bondholder as specified in the Register. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such notice. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

20	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the prior written consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

21	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

22	Governing Law and Jurisdiction

The Trust Deed, the Agency Agreement, the Deed Poll and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. The Issuer has in the Trust Deed submitted to the jurisdiction of the English courts in respect of any disputes that may arise out of or in connection with the Bonds and the Trust Deed (Proceedings) and has appointed the Guarantor as its agent for service of process in connection with any Proceedings in England.

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SUMMARY OF PROVISIONS RELATING TO THE BONDS IN GLOBAL FORM

The Global Bond contains provisions which apply to the Bonds while they are in global form, some of which will modify the effect of the Conditions. The following is a summary of certain of those provisions. Terms defined in the Conditions have the same meaning when used below.

1	Exchange for Definitive Certificates

The Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Definitive Certificates described below if the Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or such other clearing system as shall have been approved by the Trustee (Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying, Transfer, Conversion and Exchange Agent;

On or after the Exchange Date the holder of the Global Bond may surrender it to or to the order of the Registrar. In exchange for a Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Certificates.

Exchange Date means a day falling not less than 60 days after that on which the notice requiring exchange is given (as specified in such notice) and on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System are located.

Except as otherwise described herein, each Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Certificates, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Certificates for which it may be exchanged and as if such Definitive Certificates had been issued on the date of the Global Bond.

2	Payments

Payments of amounts falling due in respect of a Global Bond will be made against presentation for endorsement and, if no further payment falls to be made on it, surrender of the Global Bond to or to the order of the Principal Paying, Transfer, Conversion and Exchange Agent or such other Agents as shall have been notified to the Bondholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to the Global Bond, which endorsement will be prima facie evidence that such payment has been made.

3	Notices

So long as the Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or any Alternative Clearing System, notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of delivery to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

4	Prescription

Claims in respect of principal, interest and other amounts payable in respect of the Global Bond will become void unless it is presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest or any other amounts) from the relevant date of payment.

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5	Meetings

The holder of the Global Bond (unless the Global Bond represents only one Bond) shall be treated as one person for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each US$1,000 principal amount of Bonds for which the Global Bond may be exchanged.

6	Purchase and Cancellation

Cancellation of any Bond represented by the Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of the Global Bond on its presentation to or to the order of the Principal Paying, Transfer, Conversion and Exchange Agent for annotation.

7	Conversion

For so long as the Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions) may be exercised at any time during the Conversion Period by the presentation to or to the order of the Principal Paying, Transfer, Conversion and Exchange Agent of a Global Bond for appropriate notation, together with one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest.

8	Redemption at the Option of Bondholders

The option of the Bondholders provided for in Condition 9(d) may be exercised by the holder of a Global Bond giving notice to the Principal Paying, Transfer, Conversion and Exchange Agent within the time limits relating to the deposit of Bonds as set out in Condition 9(d), substantially in the form of the Relevant Event Put Exercise Notice available from the Principal Paying, Transfer, Conversion and Exchange Agent and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting the Global Bond to the Principal, Paying, Transfer, Conversion and Exchange Agent for annotation accordingly.

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DESCRIPTION OF THE ISSUER

Introduction

The Issuer was incorporated and registered in Jersey, Channel Islands, as a private company limited by shares under the name Petropavlovsk 2010 Limited on 18 January 2010 and with registered number 104830. The principal legislation under which the Issuer operates is the Companies (Jersey) Law 1991, as amended. The registered office and business address of the Issuer is located at 13-14 Esplanade, St Helier, Jersey JE1 1BD, telephone number + 44 (0)1534 888777.

Business of the Issuer

The Issuer is a wholly-owned indirect subsidiary of the Guarantor and its sole purposes are the issue of the Existing Bonds, the Bonds, the preference shares and the loan of the proceeds to other entities in the Group. The Issuer is dependent on the other entities of the Group repaying their loans in order to repay any amounts due under the Bonds.

Share Capital of the Issuer

The Issuer has no subsidiaries. The Issuer can issue 100 ordinary shares issuable at an agreed issue price of £1.00 each, the terms of which are as set out in the Articles of the Issuer (the Founders’ Shares), Preference Shares or 1,000,000 preference shares of US$0.01 each relating to the Existing Bonds (the Existing Bonds Preference Shares). Founders’ Shares are issuable at an agreed issue price of £1.00 each, Preference Shares are each issuable at the Paid-up Value (as defined in the Articles of the Issuer) and Existing Bonds Preference Shares are issuable at an agreed issue price of US$100,000 each.

As of the date of this Offering Circular, the Issuer had issued two Founders’ Shares at an agreed price of £1.00 each.

Corporate Administration

Appleby Trust (Jersey) Limited, 13-14 Esplanade, St Helier, Jersey JE1 1BD Jersey will act, or procure that a subsidiary acts, as the corporate services provider for the Issuer (Corporate Services Provider) pursuant to the terms of a corporate services agreement which has been entered into between the Issuer and the Corporate Services Provider the purpose of which is to allow the Issuer to issue bonds and preference shares and provide intra-group loans. In consideration of the foregoing, the Corporate Services Provider will be entitled to receive various fees payable by the Issuer at rates agreed upon from time to time, plus expenses.

Management and Employees

The Issuer has no employees other than those directors listed below in the section entitled “Directors and Secretary”.

Directors and Secretary

The directors sitting on the board of the Issuer (the Board of Directors) and their other principal activities as of the date hereof are as follows:

Name	Other Principal Activities

Peter Hambro	As described on page 236 of the Rights Issue Prospectus which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular

Andrey Maruta	Chief Financial Officer of the Guarantor

The business address of each of the Directors is 11 Grosvenor Place, London SW1X 7HH.

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The company secretary of the Issuer is Appleby Secretaries (Jersey) Limited at 13-14 Esplanade, St Helier, Jersey JE1 1BD.

Directors’ Interests

No Director has any interest in the promotion of, or any property acquired or proposed to be acquired by, the Issuer and no Director has any conflict of interest and/or any potential conflict of interest between any of its duties to the Issuer and its private interests and/or other duties. As a matter of Jersey law, each Director is under a duty to act honestly and in good faith with a view to the best interests of the Issuer, regardless of any other directorships he may hold.

Financial Statements

The information set out in this Offering Circular shall be read in conjunction with the Issuer’s audited financial statements as at and for the years ended 31 December 2013 and 31 December 2012 which are incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

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DESCRIPTION OF THE GUARANTOR

Information on the Guarantor and the Group

The Guarantor was incorporated on 20 December 2001 and registered with the registered number 04343841 under the laws of England and Wales as a public company limited by shares under the name Excelsior Corporation plc. On 14 March 2002, the Guarantor’s name was changed to Peter Hambro Mining Plc. On 23 September 2009, the Guarantor’s name was changed to Petropavlovsk PLC. The principal legislation under which the Guarantor operates is the Companies Act 2006 and the regulations made thereunder.

The Guarantor’s registered office and principal place of business is at 11 Grosvenor Place, London SW1X 7HH. The telephone number of the Guarantor’s principal place of business is +44 (0)20 7201 8900.

The Guarantor’s auditor is Deloitte LLP, whose address is at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is regulated by the Institute of Chartered Accountants in England and Wales.

The Guarantor’s Ordinary Shares are listed on the premium listing segment of the Official List and traded on the London Stock Exchange. The ISIN for the Ordinary Shares is GB0031544546. Information about the performance of the Ordinary Shares and their volatility can be found on the website of the London Stock Exchange (http://www.londonstockexchange.com).

The Guarantor is the holding company for a group of mining and exploration companies whose principal assets are located in Russia. For further information on the Guarantor and the Group, see Part 3 “Information on the Group” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Financial Statements

The information set out in this Offering Circular shall be read in conjunction with the Guarantor’s 2013 Financial Statements, 2012 Financial Statements and 2011 Financial Statements as at and for the years ended 31 December 2013, 31 December 2012 and 31 December 2011, respectively, and the Guarantor’s 2014 Interim Financial Statements for the six months ended 30 June 2014, each of which are incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Presentation of Financial Information for the Group

For further information on how the financial information for the Group is presented in this Offering Circular and in the Rights Issue Prospectus, including the reporting standards and reporting currency adopted, see “Important Information – Presentation of financial information for the Group” of the Rights Issue Prospectus which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Selected Financial Information

For further selected financial information of the Group, see Part 4 “Selected Financial Information” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Operating and Financial Review

For further information on the operating and financial review of the Group, see Part 5 “Operating and Financial Review” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

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Capitalisation and Indebtedness Statement

For further information on the capitalisation and indebtedness statement of the Group, see Part 6 “Capitalisation and Indebtedness Statement” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Working Capital Statement

In the opinion of the Guarantor, the Group, including the IRC Group does not, and will not even following completion of the recent Refinancing, have sufficient working capital for its present requirements, that is for at least the next 12 months following the date of this Offering Circular.

In order to make the above working capital statement, the Directors have assessed whether there is sufficient margin or headroom to cover a downside scenario. This includes reasonable and adverse eventualities as well as the effect of potential mitigating actions that are available under this scenario.

The working capital assessment, under this downside scenario, includes the forecast working capital position of the Group, following completion of the Refinancing, as well as the forecast working capital position of IRC, given that the Group is a guarantor of the ICBC Facility Agreement. If there were to be an event of default in relation to the ICBC Facility, the Guarantor may become liable to repay all outstanding amounts pursuant to the ICBC Guarantee.

In order to meet its future working capital requirements, including contractual payments due to Senior Lenders and any outstanding amounts under the ICBC Guarantee, the Group is dependent on its existing cash resources, which totalled US$56 million as at 31 December 2014, and revenues from its ongoing production activities. Similarly, the IRC Group is dependent on its existing cash resources, which totalled US$45 million as at 31 December 2014, and revenues from its ongoing production activities.

Based on the working capital assessment, following completion of the Refinancing, the Group is expected to have a cash surplus of approximately US$24 million by the end of December 2015.

The IRC Group, however, is expected to have a shortfall of approximately US$30 million by the end of December 2015, and this amount is therefore included in the working capital assessment of the Group due to the ICBC Guarantee.

In total therefore, the Group, including the IRC Group, following completion of the Refinancing, is expected to have a cash shortfall of US$6 million by the end of December 2015.

If the Group and/or the IRC Group were unable to enhance their cash resources by other means, then the Directors would expect the Group, including the IRC Group, to require additional working capital by the third quarter of 2015.

By the end of June 2016, the Group, including the IRC Group, is expected to have a combined cash shortfall of US$49 million. This is made up of a surplus for the Group of US$1 million and a shortfall for the IRC Group of US$50 million.

The forecast working capital shortfall of the Group may be reduced should, for example:

•	gold production be achieved consistent with the Group’s guidance of 680,000oz-700,000oz for 2015;
•	gold sales be realised at a price above US$1,050/oz; or
•	the Rouble/US Dollar exchange rate be maintained above 42 Roubles per US Dollar, given that a significant percentage of the Group’s costs are denominated in Roubles.

The occurrence of some of the above could generate additional cash in excess of the shortfalls of the Group, including the IRC Group, identified above of US$6 million by the end of December 2015 and US$49 million by the end of June 2016.

The forecast working capital shortfall of the IRC Group may be reduced should, for example:

•	completion of the General Nice Subscription and/or Minmetals Cheerglory Subscriptions occur;
•	commissioning at K&S be completed by the second quarter of 2015, with full-scale production capacity achieved by the third quarter of 2015;

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•	iron ore production be achieved consistent with IRC’s guidance of 1.7 million tonnes of concentrate for 2015;
•	iron ore sales be realised at prices above the assumed discount; or
•	the Rouble/US Dollar exchange rate be maintained above 42 Roubles per US Dollar, given a significant percentage of the IRC Group’s costs are denominated in Roubles.

The occurrence of some of the above could generate cumulative cash in excess of the shortfalls of the IRC Group identified above of US$30 million by the end of December 2015 and US$50 million by the end of June 2016.

Whilst the Directors believe that one or more of the events set out above could occur, if these events do not occur, then the Directors would consider undertaking some, or all, of the following mitigating actions:

•	seeking approval from the Group’s Senior Lenders (including potentially ICBC) for the contractual repayments falling due before June 2016 to be postponed;
o	the Group has contractual repayments to Senior Lenders totalling US$98 million which are due during the period to the end of December 2015 and a further US$105 million to the end of June 2016;
o	the IRC Group has contractual repayments to ICBC totalling US$43 million which are due during the period to the end of December 2015 and a further US$21 million to the end of June 2016;
•	seeking additional sources of cost-effective financing including, for example, gold prepayment financing and implementing potential asset sales, including some or all of the Guarantor’s shareholding in IRC; and/or

•	seeking further capital injections from Shareholders or other investors.

If the Directors of the Guarantor were, in such circumstances, unable to implement any of the mitigating actions set out above, it is likely that the Guarantor would be forced into an insolvency process (be that administration or liquidation).

Information Concerning Management, Corporate Governance and Employees

For further information on management, corporate governance and employees of the Group, see Part 8 “Information Concerning Management, Corporate Governance and Employees” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Russian Regulations and Summary of the Group’s Key Licences

For further information on Russia, the Russian licensing regime and a summary of the Group’s key licences, see Part 9 “Russian Regulations and Summary of the Group’s Key Licences” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Principal Shareholders

As at 5 March 2015 (being the latest practicable date prior to publication of this Offering Circular), the Guarantor had been notified that the following person(s) hold directly or indirectly three per cent or more of the Guarantor’s voting rights of the Issuer which are notifiable under the Disclosure and Transparency Rules:

Shareholder	No. of Shares	Percentage of issued Ordinary Share capital

Deutsche Bank AG	14,245,695	7.21
Mr Peter Hambro and Associates	6,773,933*	3.43

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* This figure includes the current holdings of Mr Peter Hambro and companies in which Mr Peter Hambro is interested and persons deemed to be connected pursuant to section 252 of the Companies House Act 2006, as amended.

The Shareholders listed above do not have any different voting rights to other Shareholders.

In so far as is known to the Guarantor:

(a)	no person other than those holding the interests referred to above is interested in three per cent or more of the Guarantor’s issued share capital. Save as disclosed above, the Guarantor is not aware of any persons who, directly or indirectly, jointly or severally, exercise or could exercise control over the Guarantor; and

(b)	there are no arrangements, the operation of which may at a subsequent date result in a change of control of the Guarantor.

Material Contracts

For further information on the Group’s material contracts, see Part 11 “Additional Information – Material Contracts” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Directors’ Interests

None of the Directors of the Guarantor have any potential conflicts of interest between their duties to the Guarantor and their private interests or other duties.

Recent Developments

On 2 February 2015, the Guarantor announced a refinancing which would consist of a 157 for 10 rights issue of up to 3,102,923,272 Ordinary Shares at 5 pence per Ordinary Share (the Rights Issue) and an exchange offer and consent solicitation with regards to the Existing Bonds (the Exchange Offer and Consent Solicitation).

On 24 February 2015, an extraordinary resolution was passed by the holders of the Existing Bonds approving the Exchange Offer and Consent Solicitation. The Guarantor received total Cash Underwriting commitments of US$58,012,860 (£38,239,312) and total Voluntary Debt-for-Equity Exchange commitments of US$186,333,333 (£122,822,051). The relevant figures in US Dollars have been converted into Sterling at the Foreign Exchange Conversion (rounded to the nearest pound).

On 26 February 2015, a resolution was duly passed by the shareholders of the Guarantor approving the Rights Issue, the Exchange Offer and Consent Solicitation and the adoption of the amended Articles of the Issuer.

Terms in this “Recent Developments” section not otherwise defined in this Offering Circular are defined in Part 14 “Definitions” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular.

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DESCRIPTION OF THE ISSUER’S SHARE CAPITAL AND THE PREFERENCE SHARES

Words and/or provisions defined in the Conditions have the same meanings in this description of the Issuer’s share capital, unless the context otherwise requires. References to particular Conditions of the Bonds shall be to the relevant numbered Condition set out in “Terms and Conditions of the Bonds”.

Issuer’s Share Capital

The Issuer is authorised to issue 100 Founders’ Shares of £1.00 each,1,000,000 Preference Shares of US$0.01 each and 1,000,000 Existing Bonds Preference Shares of US$0.01 each. The Issuer can issue Founders’ Shares, Preference Shares and Existing Bonds Preference Shares. Founders’ Shares are issuable at an agreed issue price of £1.00 each, Preference Shares are each issuable at the Paid-up Value (as defined in the Articles of the Issuer) and Existing Bonds Preference Shares are issuable at an agreed issue price of US$100,000 each. As of the date of this Offering Circular, the Issuer had issued two Founders’ Shares at an agreed price of £1.00 each.

Founders’ Shares

The Founders’ Shares shall confer on the holders thereof the right to receive any profits of the Issuer available for distribution after the payment to the holders of the Preference Shares of their cumulative dividend and after payment of any other preferential dividend on any other class of shares.

Following payments to the holders of Preference Shares described in paragraph 2 of “Preference Shares” below, the Founders’ Shares shall carry the right to payment of the amount of capital paid up (including credited as paid up) thereon, and any surplus assets then remaining shall be distributed pari passu among the holders of the Founders’ Shares, in proportion to the amounts paid up (including credited as paid up) thereon.

Preference Shares

Preference Shares shall only be issued on conversion of Bonds pursuant to the Conditions and the terms of the Trust Deed, and shall be issued at the Paid-up Value, credited as fully paid. The terms of the Preference Shares are set out in the Articles of the Issuer. Holders of the Preference Shares will also have the benefit of the Deed Poll and will be entitled to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Articles of the Issuer and the Deed Poll. The Preference Shares will not be listed on any stock exchange. The Articles of the Issuer contain provisions to the following effect:

1. Dividends

(a)	Each Preference Share will on allotment, and subject to (b) below and to the relevant provisions of the Companies (Jersey) Law 1991, as amended, confer on the holder thereof a right to receive a cumulative dividend at the rate of 9 per cent per annum of the Paid-up Value of each such Preference Share payable annually in arrear on 18 March, 18 June, 18 September and 18 December in each year (each a Dividend Payment Date). The dividend payable in respect of each Preference Share for any period that is not a dividend period shall be calculated on a strict proportional basis by reference to the same rate where Dividend Period means each period beginning on (and including) a Dividend Payment Date and ending on (but excluding) the next succeeding Dividend Payment Date. Such dividends shall accrue from day to day. Each Preference Share will cease to accrue dividends from and including its due date for redemption. No account will be taken of accrued dividends on an exchange pursuant to any Share Exchange Right.

(b)	Each payment of income in respect of the Preference Shares shall be the amount provided in or determined in accordance with (a) above, multiplied by the greater of (i) one (1) and (ii) the Index Ratio (as defined in the Articles of the Issuer) applicable to the month in which such payment falls to be made and rounded to four decimal places (0.00005 being rounded

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upwards). If at any time and from time to time the Index (as defined in the Articles of the Issuer) shall be changed by the substitution of a new base therefor, then with effect from the calendar month from and including that in which such substitution takes effect: (i) the definition of Index and Index Figure (as defined in the Articles of the Issuer) shall be deemed to refer to the new date or month in substitution for 1982-84 (or, as the case may be, to such other date or month as may have been substituted therefor); and (ii) the new Base Index Figure (as defined in the Articles of the Issuer) shall be the product of the existing Base Index Figure (being at the date of issue of the Bonds) and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution.

If the Trustee has been notified by the Principal Paying, Transfer and Exchange Agent that the Index has ceased to be published or any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Trustee, be materially prejudicial to the interests of the holders, the Trustee will give written notice of such occurrence to the Issuer, and the Issuer and the Trustee together shall seek to agree for the purpose of the Preference Shares one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the holders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.

If the Issuer and the Trustee fail to reach agreement as mentioned above within 20 business days following the giving of notice, a bank or other person in London shall be appointed by the Issuer with the approval of the Trustee, or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 business day period referred to above, by the Trustee (in each case, such bank or other person so appointed being the Expert) to determine for the purpose of the Preference Shares one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the holders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer.

The Index shall be adjusted or replaced by a substitute index as agreed by the Issuer and the Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references to the Index and to any Index Figure shall be deemed amended in such manner as the Issuer and the Trustee agree. Such amendments shall be effective from the date of such notification and shall be binding upon the Issuer, the Trustee, and the holders and the Issuer shall give notice to the holders of such amendments as promptly as practicable following such notification.

(c)	The cumulative dividends payable in respect of the Preference Shares shall be paid in priority to any dividend in respect of any other class of shares in the capital of the Issuer, other than any such class that ranks pari passu with the Preference Shares as respects rights to dividends.

(d)	The Preference Shares shall not confer any further right of participation in the profits of the Issuer.

(e)	The obligations of the Issuer to pay dividends are subject to applicable law in Jersey.

2. Capital

On a winding-up of the Issuer or other return of capital (other than a purchase or redemption of any Preference Share or any share of any other class of redeemable shares), the assets of the Issuer available for distribution shall be applied in the following priority: the Preference Shares shall carry the right (First Right), pari passu with the shares of any class having the like right, to payment of the Paid-up Value thereof, together with a sum equal to any accrued but unpaid preferential dividend due in respect of such Preference Shares to be calculated to the date when payment of the return of capital is made and to be payable irrespective of whether or not such dividend has been declared or earned and the right to such additional amount, if any, as when aggregated with the other amounts

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payable pursuant to the First Right is (in the opinion of a bank or investment bank of international repute in London) such as to be reasonably comparable with rights to repayment which are generally applicable for shares listed on the Official List which have entitlements to dividend which most closely resemble such rights of the Preference Shares. (In the event that the assets of the Issuer available for distribution are insufficient to repay in full the Paid-up Value of each Preference Share or shares carrying the like right together with such accruals, the available assets shall be apportioned pro rata among the Preference Shares and shares carrying the like right then in issue according to the Paid-up Value and the amount at which any such other share is credited as paid-up and accruals outstanding).

3. Redemption

(a)	The Issuer shall redeem all the Preference Shares for cash at their Paid-up Value forthwith upon their issue, save that any Preference Shares in respect of which the Share Exchange Right has been exercised or is deemed to have been exercised shall not be redeemed forthwith pursuant to the foregoing but may be redeemed for cash at their Paid-up Value at any time after the first transfer of the same into the name of the Guarantor or its nominee on any date specified by the holder for the time being in any notice (which may be a standing notice) given by the holder to the Issuer requiring such redemption either forthwith or on any subsequent date.

(b)	On redemption of a Preference Share, the Issuer will cancel the Preference Share and any certificate relating thereto and such Preference Share may not be reissued or sold as a Preference Share.

(c)	The obligations of the Issuer to redeem shares are subject to applicable law in Jersey.

4. Share Exchange Right

If Conversion Rights (as defined in Condition 8(a)) are exercised in respect of the Bonds, the Share Exchange Right in respect of the Preference Shares issued on exercise of such Conversion Rights shall be deemed to have been exercised and the Issuer will procure that such Preference Shares will be exchanged immediately for Ordinary Shares. All Preference Shares so exchanged will, after such exchange, be held by the Guarantor. The Guarantor is not obliged, and does not intend, to redeem such Preference Shares. A summary of the provisions of the Articles of the Issuer in this respect is set out in Condition 8 (“Terms and Conditions of the Bonds — Conversion and Exchange”).

5. Voting and General Meetings

(a)	Founders’ Shares shall entitle the holders thereof to receive notice of and to attend and vote at general meetings of the Issuer. Preference Shares shall entitle the holders thereof to receive notice of general meetings of the Issuer but not to attend and vote thereat.

(b)	On a poll every holder of Founders’ Shares who (being an individual) is present in person or by proxy or (being a corporation) is present by representative or by proxy shall have one vote in respect of each Founders’ Share registered in the name of such holder.

6. Transfers

(a)	Any Preference Share in respect of which the Share Exchange Right has been or is deemed to have been exercised shall forthwith upon allotment and issue of the same be transferred to the Guarantor or its nominee in exchange for the issue to the holder thereof of Ordinary Shares. Any such transfer shall be effected by the Issuer (or a person appointed for this purpose by the Issuer) as agent for the holder thereof and the Issuer (or a person appointed for this purpose by the Issuer) is authorised by such holder to execute all such documents and do all such things as may be necessary properly to effect the same, without any cost or liability to, or any further action required by, the holder (save as provided in the Articles of the Issuer).

(b)	Transfers of Preference Shares shall be effected by any instrument of transfer in common or usual form or such other form as may be approved by the Board of Directors of the Issuer. The transferor shall be deemed to remain the holder of a Preference Share until the name of the

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transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the Issuer.

7. Payments

(a)	Payments in respect of a Preference Share may be made by cheque or warrant and mailed to the holder (or to the first-named of joint holders) of such Preference Shares at his registered address (or to such address as such holder may direct) and at his risk.

(b)	All payments in respect of the Preference Shares shall be made subject to the deduction of or withholding of, or on account of, any taxation in Jersey or the United Kingdom required or permitted by applicable law to be withheld or deducted at source. No additional payment will be required to be made in respect of such withholding or deduction.

(c)	In determining amounts to be paid to Preference Shareholders, fractions of one cent will be rounded to the nearest cent with one half of one cent being rounded upwards.

(d)	Any unclaimed dividend may be invested or otherwise made use of by the Directors of the Issuer for the benefit of the Issuer until claimed and any dividend which has remained unclaimed for a period of ten years from the date when it became due for payment shall, if the Directors of the Issuer so resolve, be forfeited and cease to remain owing by the Issuer and shall thenceforth belong to the Issuer absolutely.

8. Variation of Rights

(a)	Subject to the provisions of the Companies (Jersey) Law 1991, as amended, all or any of the rights for the time being attached to any class of shares for the time being issued may (unless otherwise provided by the terms of issue of the shares of that class) from time to time (whether or not the Issuer is being wound-up) be varied or abrogated with the consent in writing of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution (that is, one passed by a majority of not less than two-thirds of members who (being entitled to do so) vote in person or by proxy) passed at a separate general meeting of the holders of those shares. All the provisions of the Articles of the Issuer as to general meetings of the Issuer shall mutatis mutandis apply to any such separate general meeting, except that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those holders who are present in person or by proxy shall be a quorum.

(b)	The rights attached to the Preference Shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking after or pari passu therewith.

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DESCRIPTION OF THE DEED POLL

Words and expressions defined in “Terms and Conditions of the Bonds” and “Description of the Issuer’s Share Capital and the Preference Shares” have the same meaning in this Description of the Deed Poll, unless the context otherwise requires. References to particular Conditions of the Bonds shall be to the relevant numbered Condition set out in “Terms and Conditions of the Bonds”.

The Deed Poll contains provisions to the following effect:

1. Guarantee

The Guarantor unconditionally and irrevocably undertakes to the Issuer and to each of the Preference Shareholders to make due and punctual payment (subject as provided in the Deed Poll) of all redemption monies, dividends and other amounts expressed to be payable in respect of the Preference Shares or, if Preference Shares shall not have been issued as so required by the terms and conditions of the Bonds, which would have been payable on such Preference Shares had the same been so issued when so required, on the due date for payment, or if Preference Shares shall not have been so issued as aforesaid, on what would have been the due date for payment had such Preference Shares been so issued, to the extent that the same shall not be paid by the Issuer, regardless of (a) whether the profits of the Issuer justify the relevant payment of any dividend, (b) whether the relevant amounts shall be available for distribution or payment by the Issuer, (c) whether payment thereof shall have been declared or approved by or on behalf of the Issuer or by the Issuer in general meeting, (d) whether the payment thereof by the Issuer shall be prohibited by law or (e) where Preference Shares shall not have been so issued the fact that for whatever reason such Preference Shares shall not have been issued. Such obligations will constitute senior direct, unconditional, unsecured and unsubordinated obligations of the Guarantor.

2. Payments

All payments made by the Guarantor pursuant to the Deed Poll will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or the Island of Jersey or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. The Guarantor shall not be required to pay any additional or further amounts in respect of such deduction or withholding.

When making any payments to Preference Shareholders, fractions of one cent will be rounded down to the nearest cent.

3. Undertaking to Deliver Ordinary Shares

The Guarantor has undertaken that, on each occasion on which Conversion Rights related to a Bond are exercised, it will purchase the relevant Preference Shares allotted and issued on conversion and, in consideration for such purchase, deliver fully paid Ordinary Shares in accordance with the Deed Poll and the Terms and Conditions of the Bonds.

The Deed Poll also states that the Exchange Price is subject to adjustment in the circumstances described in the Articles of the Issuer, a summary of which is set out in Condition 8(b) (“Terms and Conditions of the Bonds – Conversion and Exchange – Share Exchange Rights”).

4. Other Undertakings

The Guarantor undertakes to each Preference Shareholder and the Issuer that whilst any Conversion Right or Share Exchange Right remains exercisable, save with the approval of the Bondholders by an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, it will comply with the covenants given by it in the Deed Poll (see Condition 13 (“Terms and Conditions of the Bonds — Undertakings”)).

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The Guarantor will, in the event of failure of the Issuer so to perform the same when due, (i) procure the performance by the Issuer of all the obligations to be performed by the Issuer and (ii) procure the enforcement by the Issuer of all the Issuer’s rights, in either case, with respect of the exercise of Conversion Rights and Share Exchange Rights.

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DESCRIPTION OF THE ORDINARY SHARES OF THE GUARANTOR

Share Capital

For a summary of the share capital of the Guarantor, see Part 11 “Additional Information – Share capital” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Summary of the Articles of Association

For a summary of certain provisions of the Articles of Association of the Guarantor (Articles of the Guarantor), see Part 11 “Additional Information – Summary of the Articles of Association” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular. Such summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the Articles of the Guarantor.

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USE OF PROCEEDS

The Bonds are being issued pursuant to the completion of the Exchange Offer. Accordingly, the Issuer does not expect to receive any proceeds from the offering of the Bonds.

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TAXATION

The following is a general description of certain Jersey, United Kingdom and United States tax considerations relating to the Bonds, the Preference Shares, and the Ordinary Shares. It does not purport to be a complete analysis of all tax considerations relating to the Bonds, the Preference Shares, and the Ordinary Shares whether in Jersey, the United Kingdom, the United States or elsewhere and relates only to persons who are the absolute beneficial owners of their Bonds, their Preference Shares, and their Ordinary Shares and does not deal with special situations, such as those of dealers in securities or where the interest payable on the Bonds is, for tax purposes, deemed to be income of any person other than the beneficial owners. Prospective purchasers of Bonds should consult their own tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Jersey, the United Kingdom and the United States of acquiring, holding and disposing of Bonds, Preference Shares and Ordinary Shares and receiving payments of interest, principal and/or other amounts under the Bonds, Preference Shares, Ordinary Shares or in respect of an exercise of Conversion Rights.

The following is based upon the law and the Issuer’s understanding of published revenue authority practice as in effect on the date of this Offering Circular and is subject to any change in law that may take effect after such date (possibly with retrospective effect). The information below is a summary only and may not apply to certain categories of Bondholder.

Jersey Taxation

Taxation of the Issuer

The Issuer is not regarded as resident for tax purposes in Jersey. Therefore, the Issuer will not be liable to Jersey income tax other than on Jersey source income (except where such income is exempted from income tax pursuant to the Income Tax (Jersey) Law 1961, as amended) and payments in respect of the Bonds may be paid by the Issuer without withholding or deduction for or on account of Jersey income tax. The holders of Bonds (other than residents of Jersey) will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such Bonds.

Stamp duty

In Jersey, no stamp duty is levied on the issue or transfer of the Bonds except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer the Bonds on the death of a holder of such Bonds. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situate in respect of a holder of Bonds domiciled in Jersey, or situate in Jersey in respect of a holder of Bonds domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75 per cent of such estate.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there otherwise estate duties.

The European Union Savings Directive

Although not part of the EU, in accordance with the EU Directive on Taxation of Savings, Jersey has implemented a retention tax system in respect of payments of interest made to an individual beneficial owner resident in a member state of the EU (EU Member State) by a paying agent in Jersey. A paying agent must offer to its customer an exchange of information option but the exchange of information option will currently only take place at the specific request of individual customers. However, for payments of interest made on or after 1 January 2015, a Jersey paying agent must report the payment to the Jersey Comptroller of Taxes for exchange with the relevant competent authorities. A Jersey paying agent may make an election before 1 January 2015 to comply with the reporting requirement. This system is not currently applicable to interest (or similar income) payments to bodies corporate or non-EU residents.

The retention tax system in Jersey is implemented by means of bilateral agreements with each of the EU Member States, the Taxation (Agreements with European Union Member States) (Jersey) Regulations 2005 and Guidance Notes issued by the Treasury & Resources Department of the States

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of Jersey. Based on these provisions and what is understood to be the current practice of the Jersey tax authorities, the Issuer would not be obliged to levy retention tax in Jersey under these provisions in respect of interest payments made by it to a paying agent established outside Jersey.

United Kingdom Taxation

This summary is based upon the law and United Kingdom HM Revenue & Customs (HMRC) published practice as in effect on the date of this Offering Circular and is subject to any change in law that may take effect after such date (possibly with retrospective effect). The information below is a summary only and may not apply to certain categories of Bondholder.

Withholding Tax and Interest on Bonds

The Bonds will constitute “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (the ITA) so long as they continue to be listed on a recognised stock exchange, within the meaning of section 1005 of the ITA. The London Stock Exchange is a recognised stock exchange for these purposes. Securities will be treated as listed on the London Stock Exchange if they are and continue to be included in the Official List and are admitted to trading on the Professional Securities Market of the London Stock Exchange. HMRC have confirmed that securities that are admitted to trading on the Professional Securities Market satisfy the conditions of being admitted to trading on the London Stock Exchange.

For so long as the Bonds are and continue to be quoted Eurobonds, payments of interest on the Bonds may be made without withholding or deduction for or on account of United Kingdom income tax.

In all other cases, interest will generally be paid under deduction of income tax at the basic rate (currently 20 per cent) subject to any direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty and subject to any other exemption that may be available to particular Bondholders.

If interest were paid under deduction of United Kingdom income tax (e.g. if the Bonds ceased to be listed on a recognised stock exchange), Bondholders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

If the Guarantor makes any payments in respect of interest on the Bonds (or other amounts due under the Bonds other than the repayment of amounts subscribed for the Bonds) such payments may be subject to United Kingdom withholding tax at the basic rate (currently 20 per cent) subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply. Such payments by the Guarantor might not be eligible for the other exemptions described herein.

The interest has a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. In this event, where the interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of Bondholders who are not resident for tax purposes in the United Kingdom, except where such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency, or in the case of a corporate holder, a permanent establishment, in connection with which the interest is received or to which the Bonds are attributable, in which case tax may be levied on the United Kingdom branch, agency or permanent establishment. There are exemptions for interest received by certain categories of agents. Exemption from, or reduction of, such United Kingdom tax liability might be available under an applicable double taxation treaty.

Payments of dividends by the Guarantor on the Ordinary Shares will be made without deduction or withholding for or on account of United Kingdom tax.

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HMRC Information Powers

HMRC have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the Bonds, of the persons for whom the Bonds are held and of the persons to whom payments derived from the Bonds are or may be paid. Information may be obtained from a range of persons including persons who effect or are a party to such transactions on behalf of others, registrars and administrators of such transactions, the registered holders of the Bonds, persons who make, receive or are entitled to receive payments derived from the Bonds and persons by or through whom interest and payments treated as interest are paid or credited. Information obtained by HMRC may be provided to tax authorities in other jurisdictions.

EU Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income (the Directive), each Member State is required to provide to the tax authorities of another Member State details of certain payments of interest or other similar income paid or secured by a person within its jurisdiction to or for the benefit of an individual resident in that other Member State or certain other residual types of entities established in that other Member State.

On 24 March 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from 1 January 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts and partnerships) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Luxembourg and Austria are required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments. The changes referred to above will broaden the types of payments subject to withholding in those Member States which still operate a withholding system when they are implemented. In April 2013, the Luxembourg Government announced its intention to abolish the withholding system with effect from 1 January 2015, in favour of automatic information exchange under the Directive.

The end of the transitional period is dependent upon agreements relating to information exchange being reached between the EU and certain non-EU states. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

US Foreign Account Tax Compliance Act Withholding (FATCA)

Whilst the Bonds are in global form and held within the ICSDs, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the Bonds by the Issuer, the Guarantor, any paying agent or the common depositary, given that each of the entities in the payment chain between the Issuer and the participants in the ICSDs is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an intergovernmental agreement will be unlikely to affect the securities. The documentation expressly contemplates the possibility that the securities may go into definitive form and therefore that they may be taken out of the ICSDs. If this were to happen, then a non-FATCA compliant holder could be subject to withholding. However, definitive notes will only be printed in remote circumstances.

United Kingdom Stamp Duty and Stamp Duty Reserve Tax (SDRT)

No SDRT should be payable on either the issue, transfer or conversion of a Bond. No United Kingdom stamp duty will be payable on the issue or conversion of the Bonds, or on the transfer of the Bonds provided that this does not involve a written instrument of transfer.

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No United Kingdom stamp duty or SDRT will be payable on the issue of the Preference Shares.

No SDRT will be required to be paid in respect of the transfer of the Preference Shares provided there is no register of the Preference Shares kept in the United Kingdom and provided that the Preference Shares are not paired with shares issued by a body corporate incorporated in the United Kingdom. United Kingdom stamp duty should not in practice be required to be paid on the transfer of the Preference Shares.

No United Kingdom stamp duty or SDRT is payable on any issue of Ordinary Shares by the Guarantor in exchange for Preference Shares.

The written conveyance or transfer on sale of an Ordinary Share will be liable to stamp duty at the rate of 0.5 per cent, of the amount or value of the consideration for the transfer rounded up to the nearest £5. The purchaser normally pays the stamp duty.

An unconditional agreement to sell an Ordinary Share will generally give rise to a liability on the purchaser to SDRT, at the rate of 0.5 per cent, of the amount or value of the consideration for the sale. If a duly stamped transfer in respect of the agreement is produced within six years of the date that the agreement is entered into or (if later) the date that it becomes unconditional, any SDRT paid is repayable generally with interest, and the SDRT charge is cancelled.

Under the system for paperless settlement of trades and holdings of uncertificated shares administered by Euroclear UK & Ireland Limited (formerly known as CRESTCo Ltd) (CREST) system for paperless share transfers, no stamp duty or SDRT will arise on a transfer of Ordinary Shares into the CREST system unless such transfer is made for a consideration in money or money’s worth, in which case a liability to SDRT (usually at a rate of 0.5 per cent) will arise. Paperless transfers of Ordinary Shares within CREST will be liable to SDRT rather than stamp duty.

IF YOU ARE NOT RESIDENT IN THE UNITED KINGDOM OR ARE SUBJECT TO TAX IN ANY OTHER JURISDICTION OR IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION, YOU SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.

IN PARTICULAR, EXCEPT AS PROVIDED IN “UNITED STATES TAXATION” BELOW, THIS SUMMARY DOES NOT DETAIL THE INCOME TAX, CORPORATION TAX OR CAPITAL GAINS TAX CONSEQUENCES OF A DISPOSAL OF ORDINARY SHARES OR THE TAX CONSEQUENCES OF A CONVERSION OR SALE OF THE CONVERTIBLE BOND. IT ALSO DOES NOT DISCUSS THE TAX CONSEQUENCES RELEVANT TO RETURNS ON THE BONDS, PREFERENCE SHARES OR ORDINARY SHARES OR TO ANY CASH AMOUNTS RECEIVED ON A CONVERSION.

United States Taxation

The following discussion is a summary of certain US federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds, the receipt of the Ordinary Shares (or their cash value at the election of the Issuer) upon exercise of the Conversion Right, and the ownership and disposition of those Ordinary Shares. This summary is only a general discussion and is not a complete analysis of all the potential US federal income tax consequences relating to the purchaser, ownership and disposition of the Bonds and the Ordinary Shares, nor does it address any tax consequences arising under any state, local or non-US tax laws, the recently effective Medicare tax on “net investment income” or any other US federal tax laws.

This discussion is based on the US Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated or proposed thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the IRS), as well as on the income tax treaty between the United States and the United Kingdom, all as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in US federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences discussed below, or that any such contrary position would not be sustained by a court.

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This discussion applies only to a beneficial owner of the Bonds that purchases the Bonds in this offering and hold the Bonds or the Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and uses the US dollar as its functional currency. This discussion does not address all US federal income tax considerations that may be relevant to a particular investor in light of that investor’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to investors subject to special rules under the US federal income tax laws, including, without limitation, grantor trusts, real estate investment trusts, regulated investment companies, brokers or dealers in securities, individual retirement accounts and other tax-deferred accounts, traders in securities or currencies that elect to use a mark-to-market method of recording for their securities holdings, financial institutions, insurance companies, tax-exempt entities, US expatriates, investors liable for alternative minimum tax, holders (either actually or constructively) of 10 per cent or more of the Guarantor’s shares, or persons holding Ordinary Shares as part of a hedging, straddle, conversion or constructive sale transaction. In addition, investors holding the Bonds or the Ordinary Shares indirectly through entities that are treated as partnerships for US federal income tax purposes are subject to special rules not described below.

It is expected (and this summary assumes) that the Bonds will not be issued with more than a de minimis amount of original issue discount for US federal income tax purposes. The original issue discount is de minimis if the amount of the discount is less than 0.25 per cent of a Bond’s stated redemption price at maturity multiplied by the number of complete years to maturity. If the Bonds were issued with more than a de minimis amount of original issue discount, a US Holder (as defined below) would be required to include the original issue discount in income for US federal income tax purposes as it accrues before the receipt of cash payments attributable to that income. US Holders should consult their tax advisers regarding the US federal income tax consequences of owning the Bonds if they are issued with more than a de minimis amount of original issue discount.

This summary assumes that the Guarantor has not been, and is not, a passive foreign investment company (a PFIC) for US federal income tax purposes, which the Guarantor believes to be the case. The Guarantor’s status as a PFIC must be determined annually and therefore may be subject to change. If the Guarantor were to be a PFIC in any year, materially adverse consequences could result for US Holders of Ordinary Shares (as described below).

The discussion below applies to an investor only if the investor is a beneficial owner of the Bonds or the Ordinary Shares and is, for US federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation or any other entity treated as a corporation that is organised in or under the laws of the United States, any state thereof or the District of Columbia; (3) a trust if all of the trust’s substantial decisions are subject to the control of one or more US persons and the primary supervision of the trust is subject to a US court, or if a valid election is in effect with respect to the trust to be taxed as a US person; or (4) an estate the income of which is subject to US federal income taxation regardless of its source (in each case, a US Holder).

If a partnership or other entity or arrangement treated as a partnership for US federal income tax purposes holds the Bonds or the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding the Bonds or the Ordinary Shares, is urged to consult its own tax adviser regarding the US federal income tax consequences of the purchase, ownership and disposition of the Bonds, the receipt of the Ordinary Shares (or their cash value at the election of the Issuer) upon exercise of the Conversion Right, and the ownership and disposition of the Ordinary Shares.

This summary assumes that the Bonds are properly classified as debt for US federal income tax purposes.

The summary of US federal income tax consequences set out below is for general information only and is not intended to be, and should not be construed to be legal or tax advice. Investors should consult their tax advisers about the US federal income, state and local and non-US tax consequences to them of the purchase, ownership and disposition of the Bonds, the receipt of the Ordinary Shares (or their cash value at the election of the Issuer) upon exercise of the Conversion Right, and the ownership and disposition of the Ordinary Shares.

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Effect of certain contingencies

Under the terms of the Bonds, in the event that Sanctions are imposed, the Issuer may defer payments on, and be obliged in certain circumstances to pay amounts in excess of the stated interest or principal on the Bonds (see, for example default interest payable due to the imposition of Sanctions discussed in “Overview of the Offering – Interest”). Although there is some uncertainty on this matter, the Issuer intends to take the position that this possibility does not result in the Bonds being treated as “contingent payment debt instruments” subject to special rules under the applicable Treasury regulations, and this summary assumes that the Bonds will not be treated as contingent payment debt instruments. If this conclusion is incorrect, the timing of the interest on the Bonds and the character of gain on the disposition of a Bond for US federal income tax purposes could be affected. US Holders are urged to consult their own tax advisers with regard to the possible application to the Bonds of the Treasury regulations on contingent payment debt instruments.

Taxation of Bonds

Interest on Bonds

Interest on Bonds generally will be taxable to a US Holder as ordinary income at the time that such interest is received or accrued, in accordance with such US Holder’s method of tax accounting for US federal income tax purposes. Interest income on Bonds generally will constitute foreign source income for US federal income tax purposes. For US foreign tax credit limitation purposes, interest on the Bonds generally will (with certain exceptions) constitute “passive category income” or, in the case of certain US Holders, “general category income.”

Interest withheld at source, if any, will be taxable to a US Holder. Such US Holder generally would be entitled to a credit or deduction for US federal income tax purposes for the amount of such taxes withheld, subject to limitations applicable to foreign tax credits. The rules relating to foreign tax credits, or deduction in lieu of the US foreign tax credit, are extremely complex. US Holders are urged to consult their own tax advisers with regard to the availability of a foreign tax credit and the application of the foreign tax credit rules to their own tax situation.

Sale, Exchange, Redemption or Other Disposition of the Bonds

A US Holder generally will recognise a capital gain or loss upon a sale, exchange, redemption or other disposition of the Bonds (including a disposition upon the exercise of the Conversion Right) in an amount equal to the difference between the amount realised (which in the case of the exercise of the Conversion Right in exchange for the receipt of the Ordinary Shares will include the fair market value of any such Ordinary Shares received) by the US Holder from such sale, exchange, redemption or other disposition and the US Holder’s tax basis in such Bonds, except that the amount realised in respect of accrued and unpaid interest generally will be taxable as described under “Interest on Bonds” above. Such gain or loss will be treated as a long-term capital gain or loss if the US Holder’s holding period is greater than one year at the time of the sale, exchange, redemption or other disposition. Such capital gain or loss generally will be treated as a US source income or loss, as applicable, for US foreign tax credit purposes. Long-term capital gains of non-corporate US Holders are generally eligible for a maximum 20 per cent preferential tax rate. A US Holder’s ability to deduct capital losses against income is subject to certain limitations.

Receipt of the Ordinary Shares Upon Exercise of the Conversion Right

Upon the exercise of the Conversion Right a US Holder will generally recognise capital gain or loss as described in “Sale, Exchange, Redemption or Other Disposition of the Bonds”. A US Holder’s tax basis in Ordinary Shares received upon conversion of the Bonds will equal the then current fair market value of such Ordinary Shares received. The US Holder’s holding period for the Ordinary Shares received will commence on the date immediately following the Conversion Date.

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Taxation of Ordinary Shares

Distributions

The amount of any distributions paid with respect to the Ordinary Shares generally will be included in a US Holder’s gross income as ordinary dividend income from foreign sources to the extent paid out of the Guarantor’s current or accumulated earnings and profits (as determined under US federal income tax principles). Distributions in excess of such current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the US Holder’s adjusted tax basis in the Ordinary Shares and thereafter as a capital gain. However, the Guarantor does not intend to calculate its earnings and profits under US federal income tax principles. Therefore, a US Holder should expect that any distribution made by the Guarantor to such US Holder will be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as a capital gain under the rules described above. Such dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other US corporations.

The amount of any dividend paid in a currency other than US dollars will be the US dollar value of the dividend payment based on the exchange rate in effect on the date of the distribution, whether or not the payment is converted into US dollars at that time. A US Holder’s tax basis in the non-US currency received will equal such US dollar amount. The gain or loss, if any, recognised on a subsequent sale or conversion of the non-US currency will be US source ordinary income or loss.

With respect to certain non-corporate US Holders, including individual US Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that: (1) the Guarantor is eligible for benefits of the income tax treaty between the United States and the UK (which the Guarantor believes to be the case); (2) the Guarantor is not a PFIC (as discussed below) with respect to the US Holder for either the taxable year in which the dividend is paid or the preceding taxable year; (3) certain holding period requirements are met; and (4) the US Holder is not under an obligation to make a related payment with respect to positions in substantially similar or related property.

Prospective investors should consult their own tax advisers concerning the applicability of the foreign tax credit and source of income rules to dividends on the Ordinary Shares.

Sale or other taxable disposition of Ordinary Shares

A US Holder generally will recognise a capital gain or loss on the sale or other taxable disposition of the Ordinary Shares equal to the US dollar value of the difference between the amount realised and the US Holder’s adjusted tax basis (determined in US dollars) in the Ordinary Shares. Such capital gain or loss will be the long-term capital gain or loss if the US Holder’s holding period in the Ordinary Shares exceeds one year. However, regardless of a US Holder’s actual holding period, any loss may be long-term capital loss to the extent the US Holder has received a dividend that qualifies for the reduced rate described above in “Taxation of Ordinary Shares – Distributions”, and, together with any other such dividends during the applicable period, exceeds 10 per cent of the US Holder’s basis in its Ordinary Shares. Such gain or loss generally will be treated as arising from US sources for foreign tax credit limitation purposes.

The basis of Ordinary Shares will be as described in “Taxation of Bonds – Receipt of the Ordinary Shares Upon Exercise of the Conversion Right”.

The amount realised on a sale or other taxable disposition of Ordinary Shares generally will be the amount of cash the US Holder receives in exchange for such Ordinary Shares. If the consideration the US Holder receives for the Ordinary Shares is not paid in US dollars, the amount realised will be the US dollar value of the payment received. In general, the US dollar value of such a payment will be determined on the date of disposition. However, if the Ordinary Shares are treated as traded on an “established securities market” and the US Holder is a cash basis taxpayer, or an accrual basis taxpayer who has made a special election, the US Holder will determine the US dollar value of the amount realised in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale or other taxable disposition.

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A US Holder’s tax basis in any foreign currency the US Holder receives on the sale or other taxable disposition of Ordinary Shares will be equal to the US dollar amount that the US Holder realised on the sale or taxable disposition. Any gain or loss the US Holder realises on a subsequent conversion of any such foreign currency generally will be US source ordinary income or loss.

Passive foreign investment company rules

A non-US corporation is considered to be a PFIC for any taxable year if, applying certain look-through rules, either:

(a)	at least 75 per cent of its gross income is passive income; or

(b)	at least 50 per cent of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

“Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For the purposes of the PFIC income test and asset test described above, if the Guarantor owns, directly or indirectly, 25 per cent or more of the total value of the outstanding shares of another corporation, the Guarantor will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

In addition, under certain attribution rules, if the Guarantor is a PFIC, US Holders will be deemed to own their proportionate share of any subsidiary that the Guarantor owns which is also a PFIC (a Subsidiary PFIC), and will be subject to US federal income tax on their proportionate share of any (a) distribution on the shares of a Subsidiary PFIC and (b) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such US Holders directly held the shares of such Subsidiary PFIC.

The Guarantor does not believe that it was a PFIC in its taxable year ending 31 December 2014 and, based on the current projection of income, assets and business activities, the Guarantor does not expect to be a PFIC for US federal income tax purposes for its current taxable year ending 31 December 2015 or the foreseeable future. However, PFIC status is a factual determination made after the close of each taxable year and thus there can be no assurance that the Guarantor will not be treated as a PFIC in its current taxable year or future taxable years.

Under the PFIC rules, if the Guarantor becomes a PFIC at any time that a US Holder holds the Ordinary Shares, the Guarantor would continue to be treated as a PFIC with respect to such holder’s investment unless (i) the Guarantor ceases to be a PFIC and (ii) the US Holder has made a “deemed sale” election under the PFIC rules.

If the Guarantor were to be treated as a PFIC, US Holders of the Ordinary Shares would be required (i) to pay a special addition to tax on certain distributions and gains on a sale and (ii) to treat any gain from the sale of the Ordinary Shares as ordinary income (rather than capital gains) in addition to paying the special addition to tax on such gain. Additionally, dividends paid by the Guarantor would not be eligible for the special reduced rate of tax described above in “Taxation of Ordinary Shares – Distributions”. Special elections may be available to mitigate the adverse tax consequences of the PFIC regime, but these elections will generally require US Holders to recognise taxable income in advance of receipt. US Holders that own PFIC stock worth more than a certain threshold amount are required to file an annual report with respect to each PFIC in which they own stock. Prospective investors should consult their tax advisers regarding the potential application of the PFIC regime and the annual information reporting requirements associated with owning PFIC stock.

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United States information reporting and back-up withholding

In general, information reporting requirements may apply to interest and dividends paid (or other taxable distributions) in respect of the Bonds or the Ordinary Shares, as applicable, or the proceeds received on the sale or exchange of the Bonds or the Ordinary Shares within the United States or by a broker with certain US connections. Back-up withholding may apply to payments to a US Holder of interest, dividends or the proceeds of a sale or other disposition of the Bonds or the Ordinary Shares, if the US Holder fails to provide an accurate taxpayer identification number (certified on IRS Form W-9), certify that the US Holder is not subject to back-up withholding, or otherwise comply with the applicable requirements of back-up withholding. The amount of any back-up withholding from a payment to a US Holder will be allowed as a credit against the US Holder’s US federal income tax liability and a refund of any excess amount withheld under the back-up withholding rules may be obtained by filing the appropriate claim for refund with the IRS and furnishing any required information.

Information with respect to Foreign Financial Assets

Certain US Holders may be required to report on IRS Form 8938 information relating to an interest in the Bonds or the Ordinary Shares, subject to certain exceptions (including an exception for assets held in accounts maintained by certain financial institutions, although the account itself may be reportable if held at a non-US financial institution). US Holders should consult their tax advisers regarding the effect, if any, of this reporting requirement on their purchase, ownership and disposition of the Bonds or the Ordinary Shares.

The Proposed Financial Transactions Tax (FTT)

On 14 February 2014, the European Commission published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the Bonds (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Bonds where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation. Additional EU Member States may decide to participate. Prospective holders of the Bonds are advised to seek their own professional advice in relation to the FTT.

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GENERAL INFORMATION

1	Listing

Application has been made to the UK Listing Authority for the Bonds to be admitted to the Official List. Application has been made to the London Stock Exchange for the Bonds to be admitted to trading on the Professional Securities Market of the London Stock Exchange. It is expected that admission of the Bonds to the Official List and admission to trading of the Bonds on the Professional Securities Market of the London Stock Exchange will be granted on or around 18 March 2015, subject to the issue of the Bonds. It is expected that dealings in the Bonds will commence on 19 March 2015.

The Guarantor has undertaken to apply to have the Ordinary Shares issuable upon conversion of the Bonds admitted to the premium listing segment of the Official List and to trading on the Regulated Market of the London Stock Exchange.

2	Authorisation

The Issuer and the Guarantor have each obtained all necessary consents, approvals and authorisations in connection with the issue and performance of the Bonds. The creation and issue of the Bonds has been authorised by a resolution of the Board of Directors of the Issuer dated 29 January 2015. The giving of the Guarantee of the Bonds has been authorised by resolutions of the Board of Directors of the Guarantor and a committee of the Board of Directors of the Guarantor dated 16 January 2015 and 2 February 2015.

3	Expenses

The Issuer and the Guarantor estimate that the amount of expenses related to the admission to trading of the Bonds will be approximately £6,495.

4	Clearing

The Bonds have been accepted for clearance through the Clearstream, Luxembourg and Euroclear systems. The Common Code for the Bonds is 120184032. The International Securities Identification Number for the Bonds is XS1201840326. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium, and the address of Clearstream, Luxembourg is 42 Avenue JF Kennedy, L-1855, Luxembourg.

5	Governmental, Legal or Arbitration Proceedings

There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened, of which either the Issuer or the Guarantor is aware) during the 12 months before the date of this Offering Circular, which may have, or have had in the recent past, significant effects on the Issuer’s and/or the Guarantor’s and/or the Group’s financial position or profitability.

6	Financial and Trading Position

Since 31 December 2013, there has been no material adverse change in the prospects of the Issuer nor has there been any significant change in the financial or trading position of the Issuer.

There has been no material adverse change in the prospects of the Guarantor since 31 December 2013 save that there has been significant depreciation of the Russian Rouble against the US Dollar to RUB61.8745:US$1 at 5 March 2015.

There has been no significant change in the financial or trading position of the Group since 30 June 2014 save as set out below:

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(a)	IRC’s market share price has decreased to HK$0.58 as at 30 November 2014 from HK$0.67 as at 30 June 2014. As IRC’s net assets are carried at their fair value less costs to sell there has been an estimated further decrease in the Group’s net assets held for sale of approximately US$57 million;

(b)	there has been a significant depreciation of the Russian Rouble against the US Dollar from RUB33.6306:US$1 as at 30 June 2014 to RUB49.3220:US$1 as at 30 November 2014, which has resulted in a decrease of the Group’s consolidated net assets, including an increase in the net deferred tax liabilities as at 30 November 2014 of approximately US$92 million;

(c)	subsequent to 30 November 2014, IRC’s market share price has decreased further to HK$0.4450 as at 5 March 2015 and there has been a further significant depreciation of the Russian Rouble against the US Dollar to RUB61.8745:US$1 as at 5 March 2015 which has resulted in a further decrease of the Group’s consolidated net assets; and

(d)	the Rights Issue became unconditional on 27 February 2015 and is due for completion and settlement on or about 18 March 2015.

7	Auditor

The financial statements of the Issuer have been audited without qualification for the years ended 31 December 2013 and 31 December 2012 by Deloitte LLP of 2 New Street Square, London EC4A 3BZ, United Kingdom, independent auditor regulated by the Institute of Chartered Accountants in England and Wales.

Deloitte LLP of 2 New Street Square, London EC4A 3BZ, United Kingdom has audited the Group’s consolidated financial statements as at and for the years ended 31 December 2013, 31 December 2012 and 31 December 2011. Deloitte LLP’s reports on such consolidated financial statements were unqualified, and did not contain statements under section 498(2) of the Companies Act 2006 (regarding adequacy of accounting records and returns) or under section 498(3) of the Companies Act 2006 (regarding provision of necessary information and explanations). As discussed in Part 12 “Independent Auditor” of the Rights Issue Prospectus which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular, Deloitte LLP drew attention to the going concern disclosure in note 2 of the audited consolidated financial statements as at and for the year ended 31 December 2013 by way of an emphasis of matter paragraph in its audit report without qualifying the accounts.

The condensed consolidated interim financial statements of the Group are unaudited and have been reviewed in accordance with the International Standard on Review Engagements (UK and Ireland) 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity” issued by the Auditing Practices Board, by Deloitte LLP, as auditor who has produced a report in respect thereof. As discussed in Part 12 “Independent Auditor” of the Rights Issue Prospectus which has been incorporated by reference into this Offering Circular, the review report for the six months ended 30 June 2014 contains an emphasis of matter on going concern.

For further information on the auditors of the Guarantor, see Part 12 “Independent Auditor” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

8	Documents on Display

Copies of the following documents may be inspected during normal business hours at the offices of the Principal Paying, Transfer, Conversion and Exchange Agent during the 12 months starting on the date on which this Offering Circular is made available to the public:

(a)	the Memorandum and Articles of Association of the Issuer;
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(b)	the Articles of Association of the Guarantor;

(c)	the annual financial statements of the Issuer as at and for the years ended 31 December 2013 and 31 December 2012 together in each case with the audit report thereon;

(d)	the audited consolidated financial statements of the Guarantor as at and for the years ended 31 December 2013, 31 December 2012 and 31 December 2011 together in each case with the audit report thereon;

(e)	the unaudited consolidated interim financial statements of the Guarantor as at and for the six months ended 30 June 2014 and the related review report;

(f)	the Trust Deed, the Deed Poll and the Agency Agreement; and

(g)	the information incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference”.

In addition, this Offering Circular is also available at the website of the Regulatory News Service operated by the London Stock Exchange at:

http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html

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GLOSSARY

Definitions

Unless otherwise defined herein, defined terms have the meanings given in Part 14 “Definitions” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

Glossary of Abbreviations and Technical Terms

For a glossary of abbreviations and technical terms not defined herein, see Part 15 “Glossary of Abbreviations and Technical Terms” of the Rights Issue Prospectus, which has been incorporated by reference into this Offering Circular as described in “Documents Incorporated by Reference” of this Offering Circular.

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ISSUER

Petropavlovsk 2010 Limited

13-14 Esplanade

St Helier

Jersey JE1 1BD

Channel Islands

GUARANTOR

Petropavlovsk PLC

11 Grosvenor Place

London SW1X 7HH

United Kingdom

TRUSTEE

Capita Trust Company Limited

4th Floor, 40 Dukes Place

London EC3A 7NH

United Kingdom

PRINCIPAL PAYING, TRANSFER, CONVERSION AND EXCHANGE AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

REGISTRAR

Deutsche Bank Luxembourg SA

2, Boulevard Konrad Adenauer

1115 Luxembourg

Luxembourg

LEGAL ADVISERS

To the Issuer and the Guarantor as to English law: Norton Rose Fulbright LLP 3 More London Riverside London SE1 2AQ United Kingdom	To the Issuer and the Guarantor as to Jersey law: Appleby 13-14 Esplanade St Helier Jersey JE1 1BD Channel Islands

To the Trustee as to English law

Baker & McKenzie LLP

100 New Bridge Street

London EC4V 6JA

United Kingdom

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AUDITOR TO THE ISSUER AND THE GUARANTOR

Deloitte LLP

2 New Street Square

London EC4A 3BZ

United Kingdom

100